UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SOUTH STATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTH STATE CORPORATION

1101 First Street South

Winter Haven, Florida 33880

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held September 30, 2020

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of South State Corporation, a South Carolina corporation (the “Company”), will be held at One Buckhead Plaza, 3060 Peachtree Road NW, Atlanta, Georgia 30305 at 10:00 a.m., local time, on September 30, 2020, for the following purposes:

(1)	To elect (a) six directors to serve a three-year term expiring at the annual meeting to be held in 2023, (b) two directors to serve a two-year term expiring at the annual meeting to be held in 2022, and (c) three directors to serve a one-year term expiring at the annual meeting to be held in 2021 (our Board of Directors unanimously recommends that you vote “FOR” each director nominee);
(2)	To approve an amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Board of Directors (our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(3)	To consider a proposal to amend and restate the Company’s Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by up to 1,400,000 shares (our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(4)	To consider a proposal to approve the 2020 Omnibus Incentive Plan (our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(5)	To conduct an advisory vote on the compensation of our named executive officers (this is a non-binding, advisory vote; our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(6)	To ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (our Board of Directors unanimously recommends that you vote “FOR” this proposal); and
(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of our common stock at the close of business on August 10, 2020, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to vote by internet or telephone, or by requesting a paper proxy card and completing, signing and returning it by mail. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted, by revoking your proxy vote at any time prior to its exercise.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the Company’s 2020 Annual Report to Shareholders are available at http://www.envisionreports.com/SSB. Our Proxy Statement is attached to this Notice of Annual Meeting of Shareholders. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2019. On or about August 14, 2020, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 10, 2020, and we posted our proxy materials on the website referenced above. As more fully described in the Notice, shareholders may choose to access our proxy materials at http://www.envisionreports.com/SSB or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY BY TELEPHONE, THE INTERNET OR BY SIGNING THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

If you have any questions about how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact our Corporate Secretary at (863) 293-4710, our or proxy solicitor, Innisfree M&A Incorporated, at (877) 717-3898 (toll-free for shareholders) or (212) 750-5833 (collect for banks and brokers).

Please vote as promptly as possible by telephone, over the Internet or by signing, dating and returning the Proxy Card.

We are monitoring the emerging public health impact of coronavirus (COVID-19). The health and safety of our shareholders, directors, officers, employees and other constituents are of paramount concern to the board of directors and management. We currently plan to hold the Annual Meeting as presented in this notice. However, if public health developments warrant, we may need to change the date, time or location of the Annual Meeting, add a virtual component to the Annual Meeting or, if permitted by applicable law, hold the Annual Meeting solely by means of remote location and not in a physical location. Any such changes will be publicly announced as promptly as practicable before the meeting by press release and posting on our website, as well as through an SEC filing. This notice also constitutes notice of any such change in the time, date or location of the Annual Meeting and incorporates any future press releases or public filings with respect to the date, time or location of the Annual Meeting.

By Order of the Board of Directors

/s/ Beth S. DeSimone
Beth S. DeSimone Corporate Secretary Winter Haven, Florida
August 11, 2020

1101 First Street South

Winter Haven, Florida 33880

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be Held September 30, 2020

GENERAL

This Proxy Statement is furnished to shareholders of South State Corporation, a South Carolina corporation, in connection with the solicitation of proxies by our Board of Directors, sometimes referred to herein as the Board, for use at our 2020 Annual Meeting of Shareholders to be held at One Buckhead Plaza, 3060 Peachtree Road NW, Atlanta, Georgia 30305 at 10:00 a.m., local time, on September 30, 2020 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is dated August 11, 2020, and we are first sending the Notice of Annual Meeting and accompanying proxy materials to shareholders, or sending a Notice of Internet Availability of Proxy Materials and posting the proxy materials, on or about August 14, 2020.

We will pay the cost of solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company without receiving additional compensation. We may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse the reasonable forwarding expenses. We have also engaged Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies on our behalf. We have agreed to pay Innisfree M&A Incorporated a proxy solicitation fee of $25,000, and we will also reimburse them for their reasonable out-of-pocket costs and expenses.

We use the Notice and Access rule adopted by the Securities and Exchange Commission (the “SEC”) to provide access to our proxy materials to certain shareholders over the Internet instead of mailing a printed copy of the proxy materials to each shareholder. As a result, on or about August 14, 2020, we are mailing to most shareholders only a Notice of Internet Availability of Proxy Materials (the “Notice”) that tells them how to access and review the information contained in the proxy materials over the Internet and how to vote their proxies by telephone or over the Internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions for requesting printed copies included in the Notice.

Our principal executive offices are located at 1101 First Street South, Winter Haven, Florida 33880 and our telephone number is 800-277-2175.

We are monitoring the emerging public health impact of coronavirus (COVID-19). The health and safety of our shareholders, directors, officers, employees and other constituents are of paramount concern to the board of directors and management. We currently plan to hold the Annual Meeting as presented in this notice. However, if public health developments warrant, we may need to change the date, time or location of the Annual Meeting, add a virtual component to the Annual Meeting or, if permitted by applicable law, hold the Annual Meeting solely by means of remote location and not in a physical location. Any such changes will be publicly announced as promptly as practicable before the meeting by press release and posting on our website, as well as through an SEC filing. This notice also constitutes notice of any such change in the time, date or location of the Annual Meeting and incorporates any future press releases or public filings with respect to the date, time or location of the Annual Meeting.

OUR RECENT MERGER OF EQUALS TRANSACTION

On June 7, 2020, we completed our merger of equals transaction with CenterState Bank Corporation (“CenterState”), a Florida corporation, pursuant to the Agreement and Plan of Merger, dated as of January 25, 2020 (the “Merger Agreement”). Under the Merger Agreement, CenterState merged with and into the Company, with the Company as the surviving corporation (the “Merger”), and immediately following the Merger, South State Bank, a South Carolina banking corporation and wholly owned bank subsidiary of the Company (“South State Bank”), merged with and into CenterState Bank, N.A., a national banking association and wholly owned bank subsidiary of CenterState (“CenterState Bank”), with CenterState Bank continuing as the surviving bank (the “Bank Merger”). In connection with the Bank Merger, CenterState Bank changed its name to “South State Bank, National Association.”

Unless the context indicates otherwise, all references to the “Company,” “South State,” “we,” “us” and “our” in this Proxy Statement refer to South State Corporation, together with its subsidiaries, including South State Bank, National Association (the “Bank”). However, if the discussion relates to a period before the Bank Merger on June 7, 2020, the terms refer to South State Corporation, together with its subsidiaries, including South State Bank and references to the “Bank” refer to South State Bank.

ANNUAL REPORT

The Annual Report to Shareholders (which includes our Annual Report on Form 10-K containing, among other things, our fiscal year ended December 31, 2019 financial statements) accompanies this Proxy Statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

●	giving written notice to the Company of such revocation;
●	by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy;
●	by signing another proxy card bearing a later date and mailing it so that the Company receives it prior to the Annual Meeting; or
●	by voting again using the telephone or Internet voting procedures.

The address to send any revocation communications is South State Corporation, 1101 First Street South, Winter Haven, Florida 33880, Attention: Beth S. DeSimone, Corporate Secretary.

If your broker, bank or other nominee holds your shares in “street name,” you will need to contact your broker, bank or other nominee to revoke your voting instructions.

QUORUM AND VOTING

Our only voting security is our common stock, each share of which entitles the holder to one vote on each matter to come before the Annual Meeting. At the close of business on August 10, 2020 (the “Record Date”), we had issued and outstanding 70,922,148 shares of common stock, which were held of record by approximately 8,253 shareholders. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, our stock transfer books will not be closed and shares of the common stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the Annual Meeting. The presiding officer of the Annual Meeting will determine all questions of order or procedure (and the presiding officer’s rulings will be final) and such presiding officer may, in his or her discretion, adjourn a meeting of shareholders regardless of whether a quorum is present. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Annual Meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Annual Meeting will be given in accordance with our Bylaws. Directors, officers and regular employees of the Company, in addition to our proxy solicitor, may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or other means. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Annual Meeting.

Provided a quorum is established at the Annual Meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Our shareholders do not have cumulative voting rights. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of this matter.

Proposal 2, the approval of an amendment to our Articles of Incorporation to eliminate the classified structure of the Board of Directors, requires the affirmative vote of the holders of at least eighty percent (80%) of our common stock issued and outstanding as of the record date. Abstentions, broker non-votes and the failure to return a signed proxy will have the same effect as a vote against this matter.

All other matters to be considered and acted upon at the Annual Meeting require that the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

Brokers are members of the New York Stock Exchange (the “NYSE”) which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Because the NYSE does not consider Proposals No. 1, 2, 3, 4 and 5 to be routine matters, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to each of these matters is counted. If you do not give your bank or broker voting instructions with respect to Proposals No. 1, 2, 3, 4 and 5, your bank or broker may not vote on these matters.

ACTIONS TO BE TAKEN BY THE PROXIES

Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:FOR the election of the persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors; and

Proposal Two:  FOR the approval of an amendment to the Company’s Articles of Incorporation to eliminate the classified structure of the Board of Directors; and

Proposal Three:  FOR the proposal to amend and restate the Company’s Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by up to 1,400,000 shares;

Proposal Four:FOR the approval of the 2020 Omnibus Incentive Plan;

Proposal Five:FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement; and

Proposal Six:  FOR the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS

Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2021 proxy statement for action at the 2021 annual meeting of shareholders must deliver the proposal to our executive offices no later than April 16, 2021, unless the date of the 2021 annual meeting of shareholders is more than 30 days before or after September 30, 2021 (the one year anniversary of our 2020 annual meeting of shareholders), which we anticipate to be the case, as noted below, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. This year, our Annual Meeting, which is usually held at the end of April, was rescheduled to September 30, 2020, due to the Merger. However, we intend to resume holding our annual meetings in April beginning in 2021. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2021 proxy statement.

Under our Bylaws, shareholder proposals not intended for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2021 annual meeting of shareholders, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than 120 days and no later than 90 days prior to the September 30, 2021 (the one year anniversary of our 2020 annual meeting of shareholders), unless the date of our 2021 annual meeting is more than 30 days before or more than 60 days after September 30, 2021 (the one year anniversary date of our 2020 annual meeting of shareholders), in which case the proposal must be received no later than the close of business on the later of the 90th day prior to the date of such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, then the tenth day following the date on which public announcement of the date of such meeting is first made by us), and must comply with the procedural, informational and other requirements outlined in our Bylaws. A shareholder proposal must be delivered to the Secretary of the Company, 1101 First Street South, Winter Haven, Florida 33880.

COMMUNICATIONS WITH DIRECTORS

Under our Corporate Governance Guidelines, shareholders that desire to communicate with the Board, or with a specific individual director, may do so by writing to our Secretary or by contacting our Executive Chairman at 1101 First Street South, Winter Haven, Florida 33880. The Board has instructed the Secretary to promptly forward all such communications to the addresses indicated in such communications.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy

Materials, if applicable, will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Shareholders who currently receive multiple copies of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to our Corporate Secretary at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, please notify your broker, if you are a beneficial owner or, if you are a registered holder, direct your written request to our Corporate Secretary at the contact information below.

If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report, or Notices Regarding the Availability of Proxy Materials, to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Beth S. DeSimone at South State Corporation, 1101 First Street South, Suite 202, Winter Haven, Florida 33880, Attention: Corporate Secretary, or by telephone at (863) 293-4710, or our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022, (877) 717-3898 (toll-free for shareholders) or (212) 750-5833 (collect for banks and brokers).

ASSISTANCE

If you need assistance in completing your proxy card, have questions regarding the Annual Meeting, including directions to One Buckhead Plaza, or would like additional copies of the proxy materials, please contact Beth S. DeSimone at South State Corporation, 1101 First Street South, Suite 202, Winter Haven, Florida 33880, Attention: Corporate Secretary, or by telephone at (863) 293-4710, or our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022, (877) 717-3898 (toll-free for shareholders) or (212) 750-5833 (collect for banks and brokers).

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act) by any single person or group, as known by the Company based on 70,916,898 shares of common stock issued and outstanding as of July 27, 2020.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Shares Outstanding
Common Stock	The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	6,459,529	(1)	9.11%
Common Stock	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	5,422,978	(2)	7.65%
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,554,410	(3)	5.01%

(1)	Beneficial ownership of The Vanguard Group is based on its (a) Schedule 13G/A filed with the SEC with respect to the Company on February 10, 2020, in which it reported sole power to vote or to direct the vote of 32,262 shares of our common stock, shared power to vote or direct the vote of 3,876 shares of our common stock, sole power to dispose or direct the disposition of 3,017,461 shares of our common stock and shared power to dispose or direct the disposition of 34,237 shares of our common stock, and (b) Schedule 13G/A filed with the SEC with respect to CenterState on February 12, 2020, in which it reported beneficial ownership of 9,288,696 shares of CenterState common stock (which represents 3,407,349 shares of our common stock after applying the 0.3001 exchange ratio in the Merger), including sole power to vote or to direct the vote of 115,378 shares of CenterState common stock, shared power to vote or direct the vote of 18,349 shares of CenterState common stock, sole power to dispose or direct the disposition of 11,233,925 shares of CenterState common stock and shared power to dispose or direct the disposition of 120,123 shares of CenterState common stock.
(2)	Beneficial ownership of BlackRock, Inc. is based on its (a) Schedule 13G/A filed with the SEC on February 6, 2020 with respect to the Company, in which it reported sole power to vote or to direct the vote of 2,528,097 shares of our common stock and sole power to dispose or direct the disposition of 2,635,441 shares of our common stock, and (b) Schedule 13G/A filed with the SEC with respect to CenterState on February 5, 2020, in which it reported beneficial ownership of 11,354,048 shares of CenterState common stock (which represents 2,787,537 shares of our common stock after applying the 0.3001 exchange ratio in the Merger), including sole power to vote or to direct the vote of 8,974,227 shares of CenterState common stock and sole power to dispose or direct the disposition of 9,288,696 shares of CenterState common stock.
(3)	Beneficial ownership of T. Rowe Price Associates, Inc. is based on its (a) Schedule 13G filed with the SEC with respect to CenterState on February 14, 2020, in which it reported beneficial ownership of 8,972,572 shares of CenterState common stock (which represents 2,692,667 shares of our common stock after applying the 0.3001 exchange ratio in the Merger), including sole power to vote or to direct the vote of 2,140,898 shares of CenterState common stock and sole power to dispose or direct the disposition of 8,972,572 shares of CenterState common stock and (b) its Form 13F filed with the SEC on May 15, 2020 reporting sole investment discretion with respect to 1,413,512 shares of our common stock as of March 31, 2020.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 27, 2020, the number and percentage of outstanding shares of common stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of South State Corporation, 1101 First Street South, Winter Haven, Florida 33880.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned (1)	Common Shares Subject to a Right to Acquire (2)	Percent of Shares Outstanding
Directors Who Were Not Named Executive Officers at Year-End 2019:
John C. Corbett	35,317	-	0.05*	%
Jean E. Davis	15,077	-	0.02*	%
Martin B. Davis	4,361	-	0.01*	%
Robert H. Demere, Jr.	105,187	-	0.15*	%
Cynthia A. Hartley	10,089	-	0.01*	%
John H. Holcomb, III	45,869	-	0.06*	%
Robert R. Horger	79,099	9,370	0.12*	%
Charles W. McPherson	12,493	-	0.02*	%
G. Ruffner Page, Jr.	188,919	-	0.27*	%
Ernest S. Pinner	69,703	-	0.10*	%
William K. Pou, Jr.	29,316	-	0.04*	%
David G. Salyers	9,978	-	0.01*	%
Joshua A. Snively	8,464	-	0.01*	%
Kevin P. Walker	15,019	-	0.02*	%
Named Executive Officers:				%
Robert R. Hill, Jr.	109,385	55,934	0.23*	%
Renee R. Brooks	24,042	12,520	0.05*	%
Greg A. Lapointe	17,795	5,540	0.03*	%
John S. Goettee	20,673	5,540	0.04*	%
John C. Pollok	96,175	28,539	0.18*	%

All directors and executive officers as a group (19 persons) (4) (6)	896,961	117,443	1.43%
* Represents less than 1% based on 70,916,898 shares of common stock issued and outstanding.

(1)	As reported to the Company by the directors, nominees and executive officers.
(2)	Based on the number of shares of common stock acquirable by directors and executive officers through vested stock options within 60 days of July 27, 2020.
(3)	Excludes shares of common stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 666 shares; Mr. Page, 382,661 shares; and Mr. Demere, 1,325 shares; and all directors and executive officers as a group, 384,652 shares.
(4)	Includes shares of common stock held as of December 31, 2019 by the Company under our 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 4,967 shares; Mr. Pollok, 8,846 shares; Mr. Lapointe, 4,934 shares; and all directors and executive officers as a group, 18,747 shares.
(5)	For Mr. Demere, includes 52,257 shares of common stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer.
(6)	Includes 815 shares of unvested restricted stock owned by Mr. Horger, as to which Mr. Horger has full voting privileges; and all directors and executive officers as a group, 815 shares.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a maximum of 20 directors, to be divided into three classes with each director serving a three-year term, with the classes as equal in number as possible. The current term of our Class I directors will expire at this year’s annual meeting.

As noted above, we completed our previously announced Merger with CenterState on June 7, 2020. In connection with the Merger and in accordance with the Merger Agreement, our bylaws were amended to reflect certain governance arrangements for the combined company (such amendment, the “Bylaws Amendment,” and our bylaws, as amended and restated in accordance with the Bylaws Amendment, the “Bylaws”), effective as of the effective time of the Merger (the “Effective Time”).

Under our Bylaws, the size of our Board of Directors as of the Effective Time was increased from 14 to 16 directors, including eight directors designated by the Company and eight directors designated by CenterState. The Bylaws Amendment provides that from and after the Effective Time and until the 36 month anniversary of the Effective Time (the “Specified Period”), the number of directors that comprises the entire Board of Directors will be 16 and any vacancy on the Board created by the cessation of service for any reason by (a) a Legacy South State Director will be filled by the Board with a nominee selected by a committee of the Board comprised of all of the Legacy South State Directors who satisfy certain independence and other requirements, and (b) a Legacy CenterState Director will be filled by the Board with a nominee selected by a committee of the Board comprised of all of the Legacy CenterState Directors who satisfy certain independence and other requirements. In this Proxy Statement, “Legacy South State Directors” and “Legacy CenterState Directors” refer to, respectively, the directors of South State and CenterState who were selected to be directors of the Company by South State or CenterState, as the case may be, as of the Effective Time, pursuant to the Merger Agreement, and any directors of the Company who are subsequently nominated and elected to fill a vacancy created by the cessation of service of a Legacy South State Director or Legacy CenterState Director, respectively, pursuant to the Bylaws Amendment.

Our Bylaws provide that directors may not be over 72 years of age at the time of the shareholders’ meeting at which they are elected. However, pursuant to the Bylaws Amendment, this provision will be deemed waived with respect to the individuals initially serving as Legacy South State Directors or Legacy CenterState Directors, as applicable, as of the Effective Time, and the Board may further waive such requirement for one or more directors if it determines that doing so is in our and our shareholders’ best interests.

Under South Carolina law and our Bylaws, the term of a director appointed to fill a vacancy, including a vacancy resulting from an increase in the number of directors, expires at the next shareholders’ meeting at which directors are elected. Accordingly, the term of each of the Legacy CenterState Directors, who were appointed as directors as of the Effective Time, expires at the 2020 Annual Meeting. Once elected by the shareholders, each such director will serve until the expiration of the term of the class to which he or she was appointed. Accordingly, once elected by the shareholders, the terms for the Class I directors, Class II directors and Class III directors will expire at the annual shareholder meeting held in 2023, 2021 and 2022, respectively.

However, as discussed under Proposal No. 2 (Approval of an Amendment to our Articles of Incorporation to Eliminate the Classified Board Structure), in the event that the Declassification Amendment is approved by our shareholders, each director currently serving as a Class I or Class II director, and each director nominated by the Board in this Proxy Statement for election at the Annual Meeting to serve as a Class I or Class II director, will be expected to tender his or her resignation following the 2020 Annual Meeting if he or she is a member of the Board at that time. Each such Class I and Class II director (including the Class I and Class II director nominees should they be elected at the Annual Meeting) will subsequently be reappointed to the declassified Board by the remaining members of the Board, such that each member of the Board will serve a one-year term following the Annual Meeting and stand for election annually, beginning at our 2021 annual meeting of shareholders, in the event that the Declassification Amendment is approved by our shareholders.

Director Nominees

At our Annual Meeting, you will be asked to vote for the election of eleven director nominees to serve for the terms specified below. The tables below set forth for each director nominee his or her name, age, year when first elected and year their current term expires, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

Class I Director Nominees to Serve a Three-Year Term Expiring at Our 2023 Annual Meeting
			Current
		Director	Term	Business Experience for the Past Five Years and
Name	Age	Since	Expires	Director Qualifications
Robert R. Hill, Jr. Executive Chairman	53	1996	2020

Mr. Hill was appointed as our Executive Chairman on June 7, 2020 in connection with the Merger. Before that, he served as Chief Executive Officer of the Company from November 6, 2004 to June 7, 2020. Mr. Hill also served as President of the Company from November 6, 2004 to July 26, 2013. Before that, Mr. Hill served as President and Chief Operating Officer of South State Bank, from 1999 to November 6, 2004. Mr. Hill joined us in 1995. He was appointed to serve on the Board of Directors of the Federal Reserve Bank of Richmond in December 2010, and since 2019, has served on the Board of Directors of Sonoco Products Company. Mr. Hill brings to our Board an intimate understanding of our business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

Jean E. Davis	64	2017	2020

Ms. Davis, former Park Sterling Corporation Board member, retired as the head of Operations, Technology and e-Commerce of Wachovia Corporation in 2006. She previously served as the Head of Operations and Technology, Head of Human Resources, Head of Retail Banking, and in several other executive, regional executive and corporate banking roles for Wachovia. Ms. Davis brings to our Board extensive knowledge of bank operations and technology, as well as human resources, which are important to our long-term success. In addition, she brings a strong background in retail banking, merger due diligence and merger integration experience.

Martin B. Davis	56	2016	2020

Mr. Davis is Executive Vice President of Southern Company Services and Chief Information Officer of Southern Company. Mr. Davis has spent nearly 30 years leading complex technology organizations in highly regulated environments. Mr. Davis serves on the American Heart Association’s South East Region Board of Directors. Mr. Davis also served on the Board of Trustees of Winston-Salem State University. He has been recognized as one of the “50 Most Important African-Americans in Technology” by U.S. Black Engineers & Information Technology magazine and one of the “75 Most Powerful African-Americans in Corporate America” by Black Enterprise. Mr. Davis’ technology-related experience provides our Board with useful insight regarding this area of increasing strategic importance to bank marketing and operations.

John H. Holcomb III	69	2020	2020

Mr. Holcomb was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He retired as Vice Chair of the National Commerce Bancorporation (NCOM) upon NCOM’s merger with CenterState on April 1, 2019, after serving as Executive Chair of the NCOM Board from May 2017 to April 1, 2019, and as an NCOM Board member from 2018 to April 1, 2019. He previously served as Chief Executive Officer of NCOM and as Chair of the NCOM and National Bank of Commerce (“NBC”) Boards from October 2010 to May 2017. From October 2010 until June 2012, Mr. Holcomb also served as Chief Executive Officer of NBC. Mr. Holcomb previously served as Chairman of the board of directors and Chief Executive Officer of Alabama National BanCorporation from 1996 until it was acquired in 2008, and then as Vice Chairman of RBC Bank (USA) until June 2009. Mr. Holcomb’s long experience as a leading banker in the markets where we currently operate provides our Board with valuable knowledge, particularly as it relates to the correspondent banking business.

Charles W. McPherson	72	2020	2020

Mr. McPherson was appointed to our Board of Directors on June 7, 2020 in connection with the Merger, and he serves as our lead independent director. He is a retired executive with 38 years of experience as a senior level banking executive in Central Florida. Mr. McPherson served as Chairman, President and Chief Executive Officer of SunTrust Bank, Mid-Florida, a $1.5 billion bank with 26 branches in Central Florida between 1988 and 2008. Previously, he was the Chairman, President and Chief Executive Officer of Sun First National Bank of Polk County (1986 – 1988); Group President of Sun First National Bank of Polk County (1984 – 1986); Chairman, President and Chief Executive Officer of Flagship State Bank of Polk County (1979 – 1984); and Executive Vice President of Flagship Bank of Okeechobee (1974 – 1979). Mr. McPherson’s extensive experience provides our Board with in-depth insight from both the perspective of our industry and its evolution, as well as from the perspective of the primary markets that we serve.

Ernest S. Pinner	72	2020	2020

Mr. Pinner was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He previously served as the Chairman of the board of directors of CenterState from January 1, 2020 until the Merger, and as Executive Chairman of the board of directors of CenterState from July 2015 until January 1, 2020. Before that, he served as President and Chief Executive Officer of CenterState. Mr. Pinner has been actively involved in the banking business in Central Florida over the past 50 years. Mr. Pinner was also the Chairman of CenterState’s subsidiary bank. He was the founding President and Chief Executive Officer of CenterState Bank, N.A., which was acquired by CenterState in 2002. He was a director of CenterState Bank MidFlorida, N.A., which was acquired by CenterState in 2006. Before joining CenterState in 1999, he had a lengthy career with First Union Bank and was the area President and Senior Vice President of First Union National Bank between 1986 and 1999. Mr. Pinner brings to our Board a lifetime of banking experience at all levels of a financial institution (both regional and community banking).

Class III Director Nominees to Serve a Two-Year Term Expiring at Our 2022 Annual Meeting
			Current
		Director	Term	Business Experience for the Past Five Years and
Name	Age	Since	Expires	Director Qualifications
G. Ruffner Page, Jr.	60	2020	2020*

Mr. Page was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He is the President of McWane, Inc., a company involved in the manufacture of pipes, valves, water fittings, fire extinguishers and propane tanks and in various technology industries, since 1999. Mr. Page previously served on the NCOM Board from 2010 to April 2019, before it was acquired by CenterState, and was its lead independent director. Mr. Page previously served as Executive Vice President of National Bank of Commerce, a subsidiary of Alabama National Bancorporation, from 1989 until 1994, after which time he accepted employment at McWane, Inc. Mr. Page also served on the board of directors of Alabama National BanCorporation from 1995 until it was acquired in 2008. Mr. Page’s experience as the President of one of the largest privately-owned manufacturing companies in the U.S. and understanding of banking as a former financial institution executive provides our Board with valuable strategic insights as we continue to evolve into a leading Southeast regional community bank.

Joshua A. Snively	55	2020	2020*

Mr. Snively was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He is President of ADM Global Citrus Platform and President of Florida Chemical Company, LLC. ADM acquired Florida Chemical from Flotek Industries, Inc. (Flotek) in March 2019. ADM (NYSE: ADM) is a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Prior to the acquisition, Mr. Snively was Executive Vice President of Operations for Flotek and President of its wholly owned subsidiary, Florida Chemical Company, Inc. Mr. Snively has been with Florida Chemical since 1995 and was instrumental in transforming the company from a family-owned and operated business to a professionally managed operation with an independent board of directors. Prior to joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank and was a commercial lender for Farm Credit of Central Florida. He graduated with a B.S. in Finance and Citrus Management from Florida Southern College. Mr. Snively is also a Director of the Citrus Development and Research Foundation. Mr. Snively’s commercial finance experience and his understanding of family owned businesses provides valuable insight our Board as we continue to develop our lending strategy and policy.

Class II Director Nominees to Serve a One-Year Term Expiring at Our 2021 Annual Meeting
			Current
		Director	Term	Business Experience for the Past Five Years and
Name	Age	Since	Expires	Director Qualifications
John C. Corbett Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank	51	2020	2020*

Mr. Corbett was appointed as the Chief Executive Officer of the Company, the President and Chief Executive Officer of South State Bank, and to our Board of Directors on June 7, 2020 in connection with the Merger. Before that, he served as the President and Chief Executive Officer of CenterState since July 2015 and was its Executive Vice President from 2007 to 2015. He also served as the Chief Executive Officer and as a director of CenterState Bank, N.A., now known as South State Bank (2003 to present) and was CenterState Bank, N.A.’s Executive Vice President and Chief Credit Officer from 2000 to 2003. Prior to joining CenterState Bank, N.A. in 1999, he was Vice President of Commercial Banking at First Union National Bank in Florida (1990 to 1999). Mr. Corbett, as a founding leader of CenterState, brings to our Board a strong historical perspective and working knowledge of CenterState, which we believe will contribute considerable value as part of our deliberations and decision-making process.

William K. Pou, Jr.	63	2020	2020*

Mr. Pou was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He is the Chairman of the board, Executive Vice President and Chairman of the Compliance Committee of W.S. Badcock Corporation (dba Badcock Home Furniture & More), where he is responsible for the retail operations of over 373 stores in eight states throughout the Southeastern United States. Mr. Pou has spent his entire adult life with this organization and has been involved in all aspects of its operations including the consumer credit division as well as personally owning and operating several stores between 1979 and 1998 as an independent dealer. He was also a founding director of the First National Bank of Polk County in 1992, one of the initial three banks which were merged together to form CenterState. Mr. Pou serves on the Boards of Trustees of Florida Southern College in Lakeland, Florida and Lakeland Regional Health. Mr. Pou brings to our Board more than 30 years of experience and insight in consumer credit and collections, as well as experience and knowledge in operating multi-unit, multi-state operations.

David G. Salyers	61	2020	2020*

Mr. Salyers was appointed to our Board of Directors on June 7, 2020 in connection with the Merger. He is retired as the executive responsible for growth and hospitality for Chick-fil-A, Inc., the Atlanta based fast food restaurant chain, where he spent his entire 37-year career. He also is active in community activities, and has been involved in venture capital partnerships and technology ventures, as well as serves on various boards of several start up organizations. He was recently hired by the University of Georgia to be the Inaugural Start Up Mentor-In-Residence. Mr. Salyers is the author of the book, “Remarkable!” on company culture. Mr. Salyers is also a former director of Live Oak Bancshares and its subsidiary, Live Oak Banking Company, Wilmington, North Carolina. Mr. Salyers’ experience in operating a national service-oriented business and leadership development is considered a valuable asset to our Board as we continue to evolve into a leading Southeast regional community bank with a focus on our customer and employees and developing a distinctive and welcoming culture.

*

Under South Carolina law and our Bylaws, the term of a director appointed to fill a vacancy, including a vacancy resulting from an increase in the number of directors, expires at the next shareholders’ meeting at which directors are elected. Accordingly, the term of each of the Legacy CenterState Directors, who were appointed as directors as of the Effective Time, expires at the Annual Meeting. Once elected by the shareholders, each such director will serve until the expiration of the term of the class to which he or she was appointed. Accordingly, once elected by the shareholders, the terms for the Class I directors, Class II directors and Class III directors will expire at the annual shareholder meeting held in 2023, 2021 and 2022, respectively, in each case subject to approval by our shareholders of the Declassification Amendment and implementation of the Accelerated Declassification Plan discussed under Proposal No. 2 below.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the above-referenced director nominees.

Continuing Directors

The table below sets forth for each continuing director’s name, age, year when first elected and year when their current term expires, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

			Current
		Director	Term	Business Experience for the Past Five Years and
Name	Age	Since	Expires	Director Qualifications
Robert H. Demere, Jr.	71	2012	2022

Mr. Demere serves as Chairman and Chief Executive Officer of Colonial Group, Inc., a private petroleum marketing company located in Savannah, Georgia. Mr. Demere has been employed by Colonial Group, Inc. since 1974. As the former President of Colonial Group, Inc., Mr. Demere has attained valuable experience in raising equity in the capital markets. Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company. Mr. Demere served on the board of directors of Savannah Bancorp Inc. from 1989 until we acquired it in 2012. Mr. Demere’s business and personal experience, including within certain of the communities that we serve, provides our Board with useful insight.

Cynthia A. Hartley	71	2011	2021

Mrs. Hartley retired in 2011 as Senior Vice President of Human Resources with Sonoco Products Company in Hartsville, South Carolina. Mrs. Hartley served as the Chairman of the board of trustees for Coker College in Hartsville, South Carolina. Mrs. Hartley’s leadership experience, knowledge of human resource matters, and business and personal ties with many of our market areas, provides our Board with useful insight and enhance her ability to contribute as a director.

Robert R. Horger	69	1991	2022

Mr. Horger served as Chairman of the Company and the Bank from 1998 until the completion of the Merger on June 7, 2020. He also has served as Vice Chairman of the Company and the Bank, from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of our business, history, organization, and executive management which, together with his experience and personal understanding of many of the markets that we serve, has enhanced his ability to lead our Board through challenging economic conditions. Mr. Horger’s legal training and experience also enhance his ability to understand our regulatory framework.

John C. Pollok Senior Executive Vice President	54	2012	2021

Mr. Pollok was appointed to serve as a Senior Executive Vice President of the Company on June 7, 2020 in connection with the Merger. Before that, Mr. Pollok served as our Chief Financial Officer from March 21, 2012 until the completion of the Merger on June 7, 2020. Before that, he served as our Chief Operating Officer from February 15, 2007 until July 19, 2018. Mr. Pollok also previously served as Chief Operating Officer of the Bank from February 15, 2007 until March 21, 2012. Before that, he served as our Chief Financial Officer from February 15, 2007 until January 3, 2010. Mr. Pollok brings to our Board an overall institutional knowledge of our business, banking industry expertise, and leadership experience.

Kevin P. Walker	69	2010	2021

Mr. Walker, CPA/ABV, CFE, is a founding partner of GreerWalker LLP in Charlotte, North Carolina. GreerWalker LLP is the largest certified public accounting firm founded and headquartered in Charlotte and currently employs approximately 125 people. Mr. Walker is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators. Mr. Walker’s leadership experience, accounting knowledge and business and personal experience in certain of our markets provides our Board with useful insight and enhance his ability to contribute as a director.

FAMILY RELATIONSHIPS

There are no family relationships between any directors or executive officers of the Company, other than between Mr. Corbett and Stephen D. Young, our Senior Executive Vice President and Chief Strategy Officer, who are brothers-in-law.

CORPORATE GOVERNANCE OVERVIEW

The Company and our Board of Directors are focused on our corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Some of our key corporate governance policies are summarized in the bullets below:

Subject to approval by our shareholders at our Annual Meeting, an annually elected Board, with directors serving one-year terms
A majority independent Board, with entirely independent Audit, Compensation, Governance and Nominating, and Risk Committees
Separate roles of Chief Executive Officer and Executive Chairman
Lead Independent Director with clearly defined responsibilities
Opportunity for executive sessions of independent directors at each regularly scheduled Board meeting
Robust Board oversight of current and potential risks facing the Company and its business
Stock ownership requirements for directors
Directors, officers and employees are prohibited from engaging in hedging or pledging transactions
Mandatory director retirement age of 72 years, subject to certain exceptions
Annual Board self-assessment guided by Lead Independent Director and the Governance and Nominating Committee and annual Board committee performance evaluations coordinated by each committee
Ongoing director education
No poison pill
Shareholders owning 10% or more of the Company’s common stock can call a special meeting of shareholders
Majority voting standard for election of directors

Corporate Governance Documents

The Board regularly reviews the Company’s corporate governance program in light of best practices, recent developments and the requirements of applicable laws and regulations. Copies of our key corporate governance documents, including our Code of Ethics and Corporate Governance Guidelines summarized below, can be found on our website at https://www.southstatebank.com/ under “Investor Relations.”  We will disclose any future amendments to, or waivers from, provisions of these documents on our website as promptly as practicable, as and to the extent required under The NASDAQ Stock Market listing standards and applicable SEC rules.

Code of Ethics—The Board and the Board of Directors of the Bank have adopted a Code of Ethics to provide ethical guidelines for the activities of our and our subsidiaries’ agents, attorneys, directors, officers, and employees (including, among others, our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all managers reporting to these individuals who are responsible for accounting and financial reporting). The Code of Ethics is intended to promote, train, and encourage adherence in business and personal affairs to a high ethical standard and also to help maintain the Company as an institution that serves the public with honesty, integrity and fair-dealing. The Code of Ethics is designed to comply with the Sarbanes-Oxley Act of 2002 and certain other laws that provide guidelines in connection with possible breaches of fiduciary duty, dishonest efforts to undermine financial institution transactions and the intent to corrupt or reward a Company employee or other Company representative.

Corporate Governance Guidelines—The Board and the Board of Directors of the Bank have each adopted Corporate Governance Guidelines which govern their conduct and operation. Among other things, these guidelines outline the duties and responsibilities of each director and establish certain minimum requirements for director training. Each director is required to read, review and sign the Corporate Governance Guidelines on an annual basis.

Annually Elected Board

After careful consideration, the Board has approved amendments to the Company’s Articles of Incorporation and Bylaws to provide for the annual election of directors, with each director to serve a one-year term, subject to approval by our shareholders of the proposed amendment to our Articles of Incorporation at our Annual Meeting.

Director Independence Review Process

The Governance and Nominating Committee, which was known as the Governance Committee prior to the Company’s Merger with CenterState, annually evaluates and makes a recommendation to the Board regarding the independence of each director. As a part of this evaluation process, the Governance and Nominating Committee considers, in addition to such other factors as it may deem appropriate, each director’s occupation, personal and affiliate transactions with the Company and its subsidiaries and other relevant direct and indirect relationships with the Company that may affect independence.

The Board has affirmatively determined that, of the 16 directors serving on the Board, the following ten directors do not have any relationships that would interfere with their exercising independent judgment in carrying out their responsibilities as a director of the Company and are independent in accordance with the requirements of The NASDAQ Stock Market:

Jean E. Davis Martin B. Davis Robert H. Demere, Jr. Cynthia A. Hartley Charles W. McPherson	G. Ruffner Page, Jr. William K. Pou, Jr. David G. Salyers Joshua A. Snively Kevin P. Walker

In addition, the Board has affirmatively determined that each member of the Audit, Compensation, Governance and Nominating, and Risk Committees is independent in accordance with the requirements of The NASDAQ Stock Market and applicable law.

The Board also affirmatively determined that each of Paula Harper Bethea, Thomas J. Johnson, Grey B. Murray, James W. Roquemore and Thomas E. Suggs, who resigned from our Board of Directors on June 7, 2020 in connection with the Merger, was independent in accordance with the requirements of The NASDAQ Stock Market for service on the Board and on the Committees on which he or she served. James C. Cherry, who also resigned from our Board on June 7, 2020 in connection with the Merger, was not considered an independent director under the requirements of The NASDAQ Stock Market.

Board Leadership Structure

The Board is led by the Executive Chairman. Pursuant to our Bylaws and Corporate Governance Guidelines, the Executive Chairman also serves as an officer of the Company, is elected by the Board, presides over each Board meeting and performs such other duties as may be incident to the office of the Executive Chairman. The Board is aware of the potential issues that may arise when an insider chairs the board of a company, but believes these concerns are mitigated by existing safeguards, including:

●	regular reviews of the Board’s leadership structure and governance practices;
●	the separate roles of Chief Executive Officer and Executive Chairman;
●	the designation of a Lead Independent Director with clearly defined authority, duties and responsibilities;
●	the fact that the independent directors regularly meet in executive session without the presence of management or other non-independent directors;

●	the highly regulated nature of the Company’s operations;
●	the fact that the Board is comprised of experienced and skilled directors, the majority of whom are independent; and
●	the fact that the Board’s Audit, Governance, Compensation and Risk Committees consist entirely of independent directors.

In view of the Board’s extensive oversight responsibilities, we believe it is beneficial to have separate individuals serve in the roles of Executive Chairman and Chief Executive Officer. We believe it is the Chief Executive Officer’s responsibility to manage the Company and the Executive Chairman’s responsibility to guide the Board as the Board provides leadership to our executive management. Historically, both CenterState and the Company (prior to its merger with CenterState) maintained the separation of the roles of Chairman and Chief Executive Officer. In connection with the Merger with CenterState, the Company and CenterState agreed that John C. Corbett would serve as Chief Executive Officer and Robert R. Hill, Jr. would serve as Executive Chairman of the Company upon completion of the Merger. The Board believes that having Mr. Hill serve as Executive Chairman is valuable to the Board and the Company in view of Mr. Hill’s deep and significant experience with and knowledge of the Company, having served as its former Chief Executive Officer for over 15 years and as a member of the Board since 1996.

In addition, our Bylaws and Corporate Governance Guidelines provide for the appointment of a Lead Independent Director. Our Lead Independent Director facilitates independent oversight of management and promotes open dialogue among the independent directors during Board meetings, at executive sessions of the independent directors and between Board meetings.

We believe that this Board leadership structure enhances the effectiveness of Board oversight and provides a valuable perspective on our business that is independent from executive management. We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet our needs.

Below is a summary of the respective duties and responsibilities of the Executive Chairman and the Lead Independent Director:

EXECUTIVE CHAIRMAN OF THE BOARD:	leads and guides, with the assistance of the Lead Independent Director, the Board in its role of overseeing the direction and management of the Company and the Bank provides advice, guidance and assistance to the Chief Executive Officer on strategic topics, including business development, capital allocation and potential mergers and acquisitions participates in meetings and communications with the primary regulators of the Company and the Bank manages, with the Chief Executive Officer, communications to key stakeholders, including investors, customers, bankers and employees oversees, with the Chief Executive Officer, the integration of the business and operations of the Company and CenterState following the Merger calls Board and shareholder meetings
presides at Board and shareholder meetings
approves Board meeting schedules, agendas and materials, with appropriate input from management, the Chief Executive Officer and the Lead Independent Director
LEAD INDEPENDENT DIRECTOR:	serves as a liaison, and facilitates communication, between the Executive Chairman and the independent directors organizes, convenes and presides over executive sessions of the independent directors and Board meetings at which the Executive Chairman is not present provides input on meeting schedules and agendas proposed by the Executive Chairman and the Chief Executive Officer and the information to be provided to the directors in conjunction with meetings serves as an advisor to the Board committees, chairs of the Board committees and other directors at the instruction of the Executive Chairman, ensures that he or she is available for consultation and direct communication with shareholders calls meetings of the Board, if deemed advisable by the Lead Independent Director guides, with the Governance and Nominating Committee, the self-assessment of the Board

In accordance with our Bylaws, during the Specified Period, any removal of Mr. McPherson, as our Lead Director, Mr. Corbett, as our Chief Executive Officer, or Mr. Hill, as our Executive Chairman, requires the affirmative vote of at least 75% of the entire Board of Directors.

Board and Committee Meetings and Responsibilities

2019 MEETING SUMMARY

8 Board Meetings	5 Executive Sessions of Independent Directors	34 Meetings of Board Committees

In accordance with our Corporate Governance Guidelines and the charters of the Board’s committees, the Board conducts its business as a group and through its standing and appointed committees. During 2019, each of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which he or she served.

There is no formal policy regarding director attendance at annual shareholder meetings, though we strongly encourage such attendance. We recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. All of our directors serving as of our 2019 annual meeting attended our 2019 annual meeting of shareholders.

In addition to and outside of formal Board meetings, Board members have direct access to and regularly receive information from and engage with management. The Board and each of its standing committees also has the authority and resources to seek legal or other expert advice from sources independent of management.

The Board’s Role in Risk Oversight

The Board oversees risk through its various standing committees, principally the Audit Committee and the Risk Committee, which report directly to the Board. Our Audit Committee is primarily responsible for overseeing our accounting and financial reporting risk management processes on behalf of the full Board. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our Chief Financial Officer meets with the Audit Committee on a quarterly basis in executive session to discuss any potential risks or control issues involving management. Our Chief Risk Officer meets with the Risk Committee each quarter to identify, assess, and monitor key business risks that may impact our operations and results.

Each of the Board’s standing committees, as described below, is involved to varying extents in the following:

●	determining risk appetites, policies and limits;
●	monitoring and assessing exposures, trends and the effectiveness of risk management;
●	reporting to the Board; and
●	promoting a sound risk management culture.

The full Board focuses on the risks that it believes to be the most significant facing the Company and our general risk management strategy. The full Board also seeks to ensure that risks undertaken by the Company are consistent with the Board’s approved risk management strategies. While the Board oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that the Board’s leadership structure supports this approach.

Board Committees

A significant portion of the Board’s oversight responsibilities is carried out through its committees. Allocating responsibilities among committees increases the amount of attention that can be devoted to the Board’s oversight of the business and affairs of the Company.

Each Board committee operates pursuant to a written charter. These charters can be found on our website at https://www.southstatebank.com/ under “Investor Relations.”  Each Board committee annually reviews and assesses the adequacy of its charter and may recommend any changes to the Board.

The key responsibilities of each Board committee are summarized below:

	Audit Committee	Compensation Committee	Governance and Nominating Committee(1)	Risk Committee
Number of Meetings in 2019	10	6	4	7
Members in 2019	Chair: Kevin P. Walker(2) Members: • Martin B. Davis • Robert H. Demere, Jr. • Grey B. Murray (3)	Chair: Cynthia A. Hartley Members: • Paula Harper Bethea (3) • Jean E. Davis • Thomas J. Johnson (3) • James W. Roquemore (3)	Chair: Jimmy E. Addison (4) Jean E. Davis Members: • Paula Harper Bethea (3) • Jean E. Davis • Thomas J. Johnson (3) • James W. Roquemore (3)	Chair: Martin B. Davis Members: • James C. Cherry (3) • Robert H. Demere, Jr. • Grey B. Murray (3) • Thomas E. Suggs (3) • Kevin P. Walker
Key Areas of Oversight

•  the Company’s accounting and financial reporting processes and audits of the Company’s financial statements

•  the Company’s systems of internal controls regarding finance and accounting

•  the establishment and oversight of an internal audit function

•  the appointment, compensation, retention and work of the Company’s independent auditors

		• the duties of the Board related to executive compensation • the Company’s compensation plans, policies and programs • the Company’s compensation principles and practices	• the identification of individuals qualified to become Board members • the Company’s corporate governance practices • the Board’s periodic review of its performance

• monitoring of risk profile against the Board approved risk appetite statement

• the Company’s risk management function

•  the Company’s policies and infrastructure for monitoring compliance risk, credit risk, operational risk, interest rate risk, liquidity risk, market risk, reputation risk and strategic risk

(1)	In connection with the Company’s merger with CenterState, the name of this committee was changed from the Governance Committee to the Governance and Nominating Committee.
(2)	The Board has determined that Kevin P. Walker is an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.
(3)	Each of Paula Harper Bethea, James C. Cherry, Thomas J. Johnson, Grey B. Murray, James W. Roquemore and Thomas E. Suggs resigned from the Board of Directors on June 7, 2020 in connection with the Merger.
(4)	Mr. Addison served as chair of the Governance Committee until his retirement from the Board of Directors effective as of April 25, 2019 and was replaced by Mrs. Davis.

The duties and responsibilities of the other committees maintained by the Board are summarized below:

Executive Committee:  The Executive Committee oversees the general loan committee and asset liability committee of the Company, including oversight of the identification, assessment and management of credit risk, monitoring of the Company’s capital planning, interest rate risk, liquidity risk and balance sheet management. The Executive Committee also oversees the correspondent banking committee and the management trust committee. The

Executive Committee reviews and makes recommendations with respect to the proposed budget for the Company. The Executive Committee is authorized, between meetings of the Board, to exercise authority on behalf of the Board, except with respect to those matters specifically delegated to another Board committee and those matters required by law, the rules and regulations of any securities exchange on which the Company’s securities are listed, or the Company’s or the Bank’s charter or bylaws to be exercised by the full Board. During 2019, the Executive Committee held seven meetings.

Culture Committee:  In connection with the completion of the Merger, the Board established a Culture Committee to oversee the overall “tone at the top” of the Company, focusing on instilling our guiding core values into our leaders and employees, and developing a culture focused on enhancing engagement with all stakeholders, and on identifying, training and mentoring diverse leaders throughout the organization, including the Board. The establishment of a Culture Committee reflects the emphasis the Company places on communication of its core values to all stakeholders, on training and mentorship, and on the strategic initiative to inspire, recruit and reward high-quality employees.

Governance and Nominating Committees:  In accordance with our Bylaws, during the Specified Period, all vacancies resulting from the cessation of service by any current director of the Company who also either (a) served as a director of the Company or CenterState immediately prior to the completion of the Merger or (b) was nominated after the completion of the Merger by the Legacy South State Directors Nominating Committee or the Legacy CenterState Directors Nominating Committee, as applicable for any reason will be filled by the Board with a nominee selected by the Legacy South State Directors Nominating Committee or the Legacy CenterState Directors Nominating Committee, as applicable, in accordance with our Bylaws. In addition, during the Specified Period, the Legacy South State Directors Nominating Committee and the Legacy CenterState Directors Nominating Committee has the exclusive authority to nominate, on behalf of the Board, directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Legacy South State Director or a Legacy CenterState Director, as applicable. In all other circumstances, the Governance and Nominating Committee acts as the nominating committee for the purpose of recommending to the Board nominees for election to the Board, including with respect to any vacancy resulting from any increase in the number of directors.

The Legacy South State Directors Nominating Committee, the Legacy CenterState Directors Nominating Committee and the Governance and Nominating Committee, are referred to together as the “Nominating Committees” and each as a “Nominating Committee.”  The Nominating Committees have not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Nominating Committees have not identified any specific qualities or skills that they believe are necessary to be nominated as a director. The Legacy South State Directors Nominating Committee and the Legacy CenterState Directors Nominating Committee operate pursuant to the provisions of the Governance and Nominating Committee charter with respect to the identification and evaluation of director nominees. Potential candidates for the Board, including any recommendation by a shareholder of a candidate for director, will be reviewed by the Nominating Committees and selected based on a number of criteria, including a proposed nominee’s independence, age, skills, occupation, diversity, experience and any other factors beneficial to the Company in the context of the needs of the Board. When evaluating candidates recommended by others (including shareholders of the Company), the Nominating Committees may also consider whether the candidate would represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

The Nominating Committees have not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, each Nominating Committee considers and its members discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. Nominating Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoints, education, work experiences professional skills and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Nominating Committees believe that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board of Directors that best serves our needs and the interest of our shareholders.

The Governance and Nominating Committee performed a review of the experience, qualifications, attributes and skills of the Board’s current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole, possess a variety of complementary skills and characteristics, including the following:

●	successful business or professional experience, including various areas of relevant expertise or experience, such as general management, planning, legal, accounting, marketing, technology, banking and financial services;
●	personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;
●	leadership and consensus building skills; and
●	commitment to our success, reflected by the willingness and ability to commit the time necessary to perform the responsibilities of Board membership.

Each individual director has qualifications and skills that the Nominating Committees believe, together as a whole, create a strong, well-balanced Board. The experience and qualifications of our directors are found in the tables above.

Each Nominating Committee will consider director nominees identified by its members, other directors, our officers and employees and other persons, including our shareholders. To be considered by the Nominating Committees, any recommendation by a shareholder of a candidate for director must be addressed to the Governance and Nominating Committee and must contain the information called for by the Governance and Nominating Committee charter, which includes all of the following information about the recommended candidate:

●	the information required by Items 401, 403 and 404 of SEC Regulation S-K;
●	a description of all relationships between the recommended candidate and the recommending shareholder or group and any agreements or understandings between the candidate and the recommending shareholder or group regarding the nomination;
●	a description of all known relationships between the recommended candidate and any of the Company’s competitors, customers, business partners or other persons who have a business relationship with the Company;
●	a statement of the recommended candidate’s qualifications for Board membership; and
●	a statement that the recommended candidate meets the independence requirements of the NASDAQ Stock Market for Company directors and the independence requirements for the members of the Audit, Compensation, Risk, and Governance and Nominating Committees of the Board (or a description of each factor that could prevent the recommended candidate from meeting any such independence requirements).

A Nominating Committee may require that any recommended candidate complete one or more questionnaires or otherwise provide additional information.

The Board has the authority to establish additional committees as needed, subject to the vote of at 75% of the entire Board in the case of any new committees established during the Specified Period.

Current Board Committee Membership

Audit Committee	Compensation Committee	Governance and Nominating Committee	Risk Committee	Executive Committee	Culture Committee
Chair: Kevin P. Walker(1) Members: • Martin B. Davis • William K. Pou, Jr. • Charles W. McPherson	Chair: Joshua A. Snively Members: • David G. Salyers • Cynthia A. Hartley • Jean E. Davis	Chair: William K. Pou, Jr. Members: • Charles W. McPherson • Jean E. Davis • Cynthia A. Hartley	Chair: Martin B. Davis Members: • Kevin P. Walker • G. Ruffner Page, Jr. • William K. Pou, Jr. • Robert H. Demere, Jr. • Joshua A. Snively	Chair: Robert R. Hill, Jr. Members: • John C. Corbett • Ernest S. Pinner • John H. Holcomb, III • John C. Pollok • Robert R. Horger	Chair: David G. Salyers Members: • John C. Corbett • Cynthia A. Hartley • Robert R. Hill, Jr.

(1)	The Board has determined that each of Kevin P. Walker and Charles W. McPherson is an “audit committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Legacy South State Directors Nominating Committee and the Legacy CenterState Directors Nominating Committee are comprised of the Legacy South State Directors and the Legacy CenterState Directors, respectively, who satisfy the NASDAQ Stock Market independence requirements for nominating committee membership.

Stock Ownership Requirements

Pursuant to our Corporate Governance Guidelines, directors are required to own a minimum of $125,000 in market value of the Company’s stock (including restricted stock and stock underlying or issuable pursuant to restricted stock units or deferred compensation plans) by the end of the third anniversary of being elected to the Board and $250,000 in market value of the Company’s stock by the end of the sixth anniversary of being elected to the Board. After the threshold is attained, future changes in market value do not require the director to purchase additional stock.

Anti-Hedging and Anti-Pledging Policies

Pursuant to our Insider Trading Policy, directors, officers and employees are prohibited from:  (1) engaging in hedging, monetizing or similar transactions that are designed to offset a decrease in the market value of any securities of the Company and (2) holding securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan. A copy of our Insider Trading Policy can be found on our website at https://www.southstatebank.com/ under “Investor Relations.”

Mandatory Director Retirement Age

Pursuant to our Corporate Governance Guidelines and Bylaws, except for any directors as to whom such age requirement has been waived in accordance with our Bylaws, or those directors appointed to serve on the Board upon the completion of the Merger in accordance with the Bylaws, directors must be shareholders not over 72 years of age at the time of the shareholders’ meeting at which they are elected by the shareholders. In the event that a director attains age 72 during his or her term of office, he or she will serve until the end of his or her then-current term of office after his or her 72nd birthday.

Board and Committee Annual Self-Assessments

On an annual basis, the Board and each of its committees evaluates its performance and identifies opportunities for improvement. The Board’s self-assessment process is managed by our Governance and Nominating Committee and the Lead Independent Director and each committee conducts its performance evaluation in such manner as it deems appropriate and reports the evaluation results to the Board. To facilitate the Board’s evaluation process, directors are presented with a written questionnaire requesting feedback from each director about his or her individual service and the effectiveness of the Board and each committee on which the director serves. The feedback collected from the questionnaires is then discussed among the full Board and its committees, as applicable.

Director Education

Pursuant to our Corporate Governance Guidelines, in addition to the orientation training they receive upon joining the Board, directors are required to complete a minimum of six hours of continuing education each year. Continuing education is offered in the form of an Annual Board Training Day, presentations by various speakers at regularly scheduled Board meetings, local conferences and other opportunities. This program provides education on the Company’s products, services and lines of business, compliance and regulatory topics and other topics identified by the Board.

EXECUTIVE OFFICERS

Our executive officers and their current positions with the Company are as follows:

Name	Position
Robert R. Hill, Jr.	Executive Chairman
John C. Corbett	Chief Executive Officer of the Company, President and Chief Executive Officer of South State Bank
John C. Pollok	Senior Executive Vice President
William E. Matthews, V	Chief Financial Officer
Renee R. Brooks	Chief Operating Officer
Greg A. Lapointe	Chief Banking Officer
Richard Murray, IV	President of the Company, Senior Executive Vice President of South State Bank
Stephen D. Young	Senior Executive Vice President and Chief Strategy Officer
Beth S. Desimone	Chief Risk Officer, General Counsel
Daniel E. Bockhorst	Chief Credit Officer
Sara Arana	Chief Accounting Officer

Because each of Mr. Hill, Mr. Corbett and Mr. Pollok also serves on our Board of Directors, we have provided biographical information for them above. All positions held by each of our other executive officers, including the period each such position has been held, a brief account of their business experience during at least the past five years and certain other information is provided below. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

William E. Matthews, V, age 56, was appointed as our Chief Financial Officer on June 7, 2020 in connection with the Merger. Before that, he served as Executive Vice President and Chief Financial Officer of CenterState and CenterState Bank, N.A. (2019 to June 7, 2020); President and Chief Financial Officer of NCOM (2018 to 2019); Chief Financial Officer of NCOM and NBC (2011 to 2019); NCOM Board member (2010 to 2019), Vice Chair (2012 to 2019); Board member of NBC (2012-2019); Partner at New Capital Partners, Birmingham, Alabama (2009 to 2011); Chief Financial Officer of RBC Bank (USA) (2008 to 2009); Executive Vice President and Chief Financial Officer of Alabama National Bancorporation (1998 to 2008).

Renee R. Brooks, age 50, was appointed as our Chief Operating Officer in 2018. Before that, she served as the Company’s Chief Risk Officer (2016 to 2017); Chief Administrative Officer (2012 to 2017) and as Corporate Secretary (2009 to 2014).

Greg Lapointe, age 56, was appointed as our Chief Banking Officer on June 7, 2020 in connection with the Merger. Before that, he served as President of the Bank from 2018 to June 7, 2020, as the Northern Group President (2013 to 2018), and Western Group President (2009 to 2013). Prior to joining the Bank, Mr. Lapointe served in various leadership positions with Wells Fargo & Company and Bank of America, N.A. and their respective predecessor banks (1985 to 2009).

Richard Murray, IV, age 58, was appointed as our President on June 7, 2020 in connection with the Merger. Before that, he served as Executive Vice President and Chief Executive Officer of CenterState Bank, N.A. (2019 to June 7, 2020); Chair and Chief Executive Officer of NCOM (May 2017 to April 2019); NCOM Board member (2010 to April 2019); President and Chief Executive Officer of National Bank of Commerce (NBC) (2012 to 2018); President and Chief Operating Officer of the NCOM (2010 to 2017) and NBC (2010 to 2012); Regional President (Alabama and Florida) of RBC Bank (USA) (2008 to 2009); and President and Chief Operating Officer of Alabama National Bancorporation (2000 to 2008).

Stephen D. Young, age 44, was appointed as our Senior Executive Vice President and Chief Strategy Officer on June 7, 2020 in connection with the Merger. Before that, he served as Executive Vice President, and Chief Operating Officer of CenterState (2016 to June 7, 2020) and CenterState Bank, N.A. (May 2010 to June 7, 2020); Executive Vice President and Chief Financial Officer of CenterState Bank, N.A. (2002 to 2010); and senior auditor with Deloitte & Touche LLP (1998 to 2001).

Beth S. DeSimone, age 60, was appointed as our Chief Risk Officer and General Counsel on June 7, 2020 in connection with the Merger, Before that, she served as Executive Vice President, Chief Risk Officer and General Counsel of CenterState and CenterState Bank, N.A. (2018 to June 7, 2020); as General Counsel of CenterState and CenterState Bank, N.A. (November 2016 to 2018); Executive Vice President, General Counsel and Secretary, CommunityOne Bancorp and CommunityOne Bank (Nov. 2011 – Oct. 2016); and Counsel, Arnold & Porter, LLP, Washington, D.C. (1986-2011).

Daniel E. Bockhorst, age 56, was appointed as our Chief Credit Officer on June 7, 2020 in connection with the Merger. Before that, he served as Executive Vice President and Chief Credit Officer of CenterState (2017 to June 7, 2020) and CenterState Bank, N.A. (2010 to 2017), and as Chief Risk Officer of CenterState (2010 – 2017); director of special loans, Florida, for the Royal Bank of Canada, USA (2008 – 2010); Executive Vice President and Senior Lender for Indian River National Bank (2004 – 2008); and Senior Vice President Commercial Lender, Fifth Third Bank (1986 – 2004).

Sara Arana, age 37, was appointed as our Chief Accounting Officer on June 7, 2020 in connection with the Merger. Before that, she served as Senior Vice President and Chief Accounting Officer of CenterState Bank, N.A. (2018 to June 7, 2020). Ms. Arana joined CenterState in 2005 where she served in several leadership positions in the Finance and Accounting department of CenterState and CenterState Bank, N.A.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE

Upon the recommendation of the Governance and Nominating Committee, our Board of Directors has approved, subject to shareholder approval, and recommends that our shareholders approve and adopt, an amendment to Article Eleventh of our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), to eliminate the classified structure of our Board following the Annual Meeting (the “Declassification Amendment”). Under Article Eleventh of our Articles of Incorporation, the Board is currently separated into three classes nearly equal in size. Absent the earlier resignation or removal of a director, each year our shareholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class I directors is set to expire at the Annual Meeting, while the term of the Class II directors is set to expire in 2022 and the term of the Class III directors is set to expire in 2021. Eliminating the classified structure of the Board will allow our shareholders to vote on the election of our entire Board each year.

To facilitate the timely declassification of the Board, in the event that the Declassification Amendment is approved by our shareholders, each director currently serving as a Class I or Class II director, and each director nominated by the Board in this Proxy Statement for election at the Annual Meeting to serve as a Class I or Class II director, will be expected to tender his or her resignation following the 2020 Annual Meeting if he or she is a member of the Board at that time, and each such director (including the Class I and Class II director nominees should they be elected at the Annual Meeting) will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve a one-year term following the Annual Meeting and stand for election annually, beginning at our 2021 annual meeting of shareholders (the “Accelerated Declassification Plan”). If our shareholders approve the adoption of the Declassification Amendment, such amendment to our Articles of Incorporation will become effective upon the filing of Articles of Amendment giving effect to the Declassification Amendment (the “Articles of Amendment”) with the Secretary of State of the State of South Carolina. While approval of the Declassification Amendment by our shareholders will not require that the Articles of Amendment be filed, and our Board of Directors has the right to decide to delay or abandon the Declassification Amendment by delaying or not filing the Articles of Amendment, we intend to file the Articles of Amendment as soon as practicable following the Annual Meeting after the requisite vote for this Proposal 2 is obtained.

This description of the Declassification Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed amendment, which is attached as Annex A to this Proxy Statement, and incorporated herein by reference.

Reasons for Eliminating the Classified Board Structure

The Governance and Nominating Committee, which is composed entirely of independent directors, considered and evaluated whether our current classified board structure continues to be in the best interests the Company and our shareholders, taking a variety of perspectives into account. In particular, the Governance and Nominating Committee considered the fact that a classified board provides continuity in the oversight of a company by the board of directors and may provide takeover protection by motivating an entity seeking control of a company with a classified board of directors to initiate discussions with the board of directors (as the entity would be unable to replace the entire board of directors in a single election). The Governance and Nominating Committee also considered the views of corporate governance commentators, including proxy advisory firms, that the annual election of directors would increase the Board’s accountability to, and align the Board’s interests more with, shareholders, as well as enhance our corporate governance policies and procedures. Based on these considerations and on the recommendation of the Governance and Nominating Committee, the Board determined that eliminating the classified board structure would be in the best interests of the Company and our shareholders at this time, as it allows shareholders the opportunity to register their views each year on the performance of each Board nominee by choosing to elect or not elect each director, and thus recommends to the shareholders that the Declassification Amendment be approved.

Conditional Bylaw Amendment

In connection with its approval of resolutions to amend the Articles of Incorporation to eliminate the classified board structure, the Board also approved Amended and Restated Bylaws to conform to the changes that would be made to the Articles of Incorporation by the Articles of Amendment, if adopted by the shareholders. These Amended and Restated Bylaws will become effective only following approval by the shareholders of the Declassification Amendment, the subsequent filing of the Articles of Amendment with the Secretary of State of the State of South Carolina to give effect to the Declassification Amendment, and the implementation of the Accelerated Declassification Plan.

Vote Required

Approval of the adoption of the Declassification Amendment to eliminate the classified board structure requires the affirmative vote of the holders of at least eighty percent (80%) of our common stock issued and outstanding as of the Record Date.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Declassification Amendment.

PROPOSAL NO. 3: APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

General

In July of 2020, the Compensation Committee and the Board approved, subject to shareholder approval, an amendment and restatement of the Company’s Employee Stock Purchase Plan (“ESPP”) to increase the aggregate number of shares of common stock authorized for purchase under the ESPP by up to 1,400,000 shares, which represents approximately 2% of the current outstanding common stock of the Company.

The ESPP was originally approved by the Board and the Company’s shareholders in 2002 and was subsequently amended to extend the expiration date of the plan. The ESPP is an important part of our compensation philosophy of attracting, motivating and retaining talented employees, aligning employee and shareholder interests, linking employee compensation with Company performance and maintaining a culture that includes employee stock ownership. The ESPP facilitates more broad employee stock ownership in the Company. The proposed amendment and restatement to the ESPP to increase the aggregate number of shares of common stock authorized for issuance under the ESPP is essential to permit us to continue to utilize the ESPP in future years to the pursue of these objectives.

Increase in Available Shares

As of July 27, 2020, only 34,096 shares remained authorized for future purchases under the ESPP. On July 27, 2020, the closing market price of the Company’s common stock on the Nasdaq Global Select Market was $46.89.

A total of 16,217 shares of our common stock were purchased under the ESPP by employees in the first two quarters of 2020. As a result of the Merger, the number of employees eligible to purchase shares under the ESPP has now increased from approximately 2,600 immediately before the Merger, to approximately 5,500 (including 11 executive officers) as of June 8, 2020. Accordingly, after considering recent participation rates and stock price levels and changes in the number of eligible ESPP participants, we believe that the remaining shares currently available under the ESPP could be purchased by June 30, 2021, after which we would no longer be able to utilize the ESPP to provide a broad-based equity incentive plan to encourage employee ownership in the Company, unless the aggregate number of shares of common stock authorized for issuance under the ESPP.

At the Annual Meeting, shareholders will be requested to approve an increase to the aggregate number of shares of common stock authorized for issuance under the ESPP by up to 1,400,000 shares. If shareholders approve the amended and restated ESPP, the total number of shares available under the ESPP for future issuance (including those currently authorized for future issuances) will be increased to 1,434,096, representing approximately 2% of our total shares outstanding as of July 27, 2020.

Description of the ESPP

The following is a description of the ESPP, as proposed to be amended and restated, including the changes to the shares available under the plan that will be made if shareholders approve the increase in the number of shares available for issuance under the ESPP. This description is qualified in its entirety by reference to the full text of the ESPP, as proposed to be amended and restated, which is attached as Annex B to this Proxy Statement and incorporated herein by reference.

General

The ESPP is an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. The ESPP is intended to encourage stock ownership by all eligible employees so that they may share in our growth by acquiring or increasing their ownership interest in the Company. The ESPP is designed to encourage eligible employees to remain employed by the Company. Under the ESPP, payroll deductions are used to purchase common stock for eligible, participating employees.

Available Shares

The total number of shares of our common stock authorized for purchase under the ESPP, prior to the proposed amendment and restatement of the ESPP, is 363,825, of which 329,729 shares had been sold as of July 27, 2020. Accordingly, as of July 27, 2020, only 34,096 shares remained authorized for future issuance under the ESPP. The number of shares of our common stock authorized for issuance under the ESPP reflects adjustments in accordance with the terms of the ESPP resulting from prior stock dividends.

If shareholders approve the increase in the number of shares available for issuance under the ESPP, a total of 1,434,096 shares would be available for future purchases under the ESPP, subject to adjustment in the event of future stock dividends, stock splits and certain other changes to our capital structure. This represents an increase of up to 1,400,000 shares that will be available for future purchases under the ESPP in the absence of shareholder approval of the amended and restated ESPP.

Participants are generally protected against dilution in the event of certain capital changes such as a stock dividend, stock split, or combination of shares, recapitalization or other change in our capitalization, or other distribution with respect to holders of our common stock other than normal cash dividends.

Administration

The ESPP is administered by the Compensation Committee of the Board. The Compensation Committee has the power in its sole and absolute discretion to interpret the ESPP, adopt rules and regulations for administering the ESPP and make all other determinations necessary or advisable for administering the ESPP. The Compensation Committee or the Board may from time to time adopt amendments to the ESPP. However, unless approved by our shareholders (if shareholder approval is necessary to satisfy the applicable requirements of federal securities laws, the Code or the rules of any stock exchange on which our common stock is then listed), no amendment may materially affect the ESPP’s eligibility requirements, increase the number of shares available for issuance under the ESPP, or materially increase the benefits to employees who participate in ESPP. In addition, no employee’s existing rights with respect to options that have been granted under the ESPP may be adversely affected (unless required by law) by any amendment without the employee’s consent. The Compensation Committee may also terminate ESPP at any time, including during an option period. If ESPP is terminated, each participant’s account will be refunded in cash.

Eligibility

Any employee who is eligible to participate in our 401(k)-employee savings plan and who customarily is scheduled to work at least 20 hours per week is eligible to participate in the ESPP. Notwithstanding the foregoing, no employee who owns five percent or more of our total outstanding shares of common stock may participate in the ESPP. As of July 27, 2020, 564 employees participated in the ESPP, and approximately 5,500 were eligible to participate.

Consultants and non-employee directors are not eligible to participate in the ESPP.

Participation; Quarterly Offering Periods

Under the ESPP, eligible employees may elect to have payroll deductions made in whole percentages of not more than 10% of their compensation. At the end of each quarterly option period (which begin on the first day and end on the last day of each calendar quarter), each participant’s payroll deductions will be used to acquire our common stock at a price equal to 95% of the fair market value of the stock on either the first or last day of the quarterly option period, whichever is lower. Under the ESPP, “fair market value” means the closing price of the common stock on the Nasdaq Stock Market (or such other stock exchange or over-the-counter market which constitutes the primary market for the common stock) as of the last business day prior to the date as of which a valuation is being made. No employee may purchase more than 10,000 shares during any quarterly option period. In addition, no employee may purchase during any year shares worth more than $25,000, determined as of the beginning of each quarterly option period.

Eligible employees may elect to participate by delivering a completed requested form to the administrator of the ESPP. A request form will remain in effect until the administrator of the ESPP receives a subsequent request form or the ESPP terminates. A participant may increase or decrease his or her payroll deduction by submitting to the administrator a new request form. The change in payroll deduction will be effective on the first pay period commencing in the month following the administrator’s receipt of the new request form by the administrator (or earlier if approved by the administrator), and will remain in effect until subsequently changed. A participant who discontinues his or her payroll deductions may elect to have the balance in his or her account returned to him or her or used to purchase stock under the ESPP, and must wait at least six months before again participating in the ESPP. A participant who retires in accordance with our retirement policy, becomes disabled or dies may elect to have his or her account returned to him or her (or his or her estate) or used to purchase stock under the ESPP. If a participant’s employment is terminated for any reason other than retirement, disability or death, his or her account will be returned to him or her and not used to purchase stock under the ESPP.

There are no Company matching contributions under the ESPP.

Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and on each participant’s determination as to the level of his or her payroll deductions (subject to the limitations set forth in the ESPP). Accordingly, future purchases under the ESPP are not determinable.

The following table contains certain information as of December 31, 2019, relating to securities authorized for issuance under our equity compensation plans:

	A	B	C
Number of
Securities
remaining
	Number of		available for
	securities to be	Weighted-	future issuance
	issued upon	average exercise	under equity
	exercise of	price of	Compensation
	Outstanding	Outstanding	plans (excluding
	options,	options,	Securities
	warrants, and	warrants, and	reflected in
Plan Category	Rights	Rights	column “A”)
Equity compensation plans approved by security holders	176,888	$67.14	1,011,669
Equity compensation plans not approved by security holders	None	n/a	n/a

Included within the 1,011,669 number of securities available for future issuance in Column C of the table above are 961,355 shares remaining for future grant from the 1,000,000 of authorized shares under our 2019 Omnibus Incentive Plan and 50,314 shares remaining for future grant from the 363,825 of authorized shares under our ESPP as of December 31, 2019. Shares issued in respect of restricted stock and restricted stock units granted under the 2019 Omnibus Incentive Plan count as one share for every share/unit granted under the plan. All securities totals for the outstanding and remaining available for future issuance amounts described in the table above have been adjusted to give effect to stock dividends paid on March 23, 2007, January 1, 2005 and December 6, 2002.

Merger; Share Exchange; Asset Sale

In the event of a merger or share exchange in which we are the surviving company, the right to purchase shares through an offering will continue. In the event of our dissolution or liquidation, or a merger or share exchange in which we are not the surviving company, or a sale of all or substantially all of our assets, the ESPP and any offerings under it will terminate on the effective date of such liquidation, dissolution, merger, share exchange or asset sale, and the balance then standing to the credit of each participant in his or her account will be refunded promptly.

Termination of ESPP

The ESPP will terminate on June 30, 2022, unless it is terminated by the Compensation Committee before that time. The Company currently expects that, prior to June 30, 2022, the Compensation Committee will amend the ESPP to extend the date of its termination.

Federal Income Tax Consequences

The following discussion briefly summarizes certain U.S. federal income tax consequences to participants who may receive grants of awards under the ESPP. The discussion is based upon current interpretations of the Code, and the regulations promulgated thereunder as of such date. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The ESPP is not qualified under Section 401 of the Code, but is intended to meet the requirements of an employee stock purchase plan under Section 423 of the Code. An employee pays no tax when the employee enrolls in the ESPP, when the employee purchases shares of common stock pursuant to the ESPP or when the employee receives shares of common stock. After-tax payroll deductions under the ESPP are used to purchase shares of common stock. An employee will have a taxable gain or loss when any shares of common stock purchased through the ESPP are sold.

If an employee sells the stock within two years of the date of grant of the option or within one year of the actual purchase (“exercise”) of the shares under the ESPP (each, a “disqualifying disposition”), then the excess of the fair market value of the shares on the exercise date over the purchase price will be taxed as ordinary income. The amount of such difference will be added to the basis of the shares for purposes of determining the amount of gain or loss on the sale of such shares, and such gain or loss will be long-term or short-term capital gain or loss for income tax purposes depending upon how long such shares were held. The Company will be entitled to a deduction from income in an amount equal to the ordinary income reported by the employee arising from a disqualifying disposition.

If an employee sells the stock after the applicable holding period described above, then the lesser of (i) the excess of the fair market value of the shares on the date of grant over the purchase price at exercise or (ii) the excess of the amount realized on sale of the shares over the purchase price at exercise will be taxed as ordinary income, and the balance of the employee’s gain, if any, will be long-term capital gain. The Company will not be entitled to a deduction from income with respect to the disposition of shares under these circumstances. If the shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss equal to the difference between the sale price and the purchase price.

Vote Required

Approval of the amended and restated ESPP requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the amended and restated ESPP.

PROPOSAL NO. 4: APPROVAL OF THE 2020 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to vote on a proposal to approve the 2020 Omnibus Incentive Plan (the “2020 Plan”). The purpose of the 2020 Plan is to help the Company attract, retain and motivate directors, officers, employees and consultants, of the Company and its subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders. The 2020 Plan, if approved, will replace the 2019 Omnibus Incentive Plan (the “2019 Plan”) and no new awards will be granted under the 2019 Plan, the 2012 Omnibus Stock and Performance Plan (the “2012 Plan”) or the 2004 Stock Incentive Plan (the “2004 Plan,” and together with the 2012 Plan and the 2019 Plan, the “Prior Plans”). However, any awards outstanding under the Prior Plans will continue to be outstanding and governed by the provisions of the applicable plan. If approved by shareholders at the Annual Meeting, the 2020 Plan will become effective on that date (the “Plan Effective Date”).

If the 2020 Plan is not approved by our shareholders, it will not be adopted and we will continue to operate under the 2019 Plan until it expires. In the event the 2020 Plan is not approved, our flexibility may be limited with respect to our ability to provide incentives and reward employees and directors, to attract and retain such persons on a competitive basis and to align the interests of such persons with ours.

On the approval and recommendation of our Compensation Committee, the Board adopted and approved the 2020 Plan, subject to shareholder approval.

Outstanding Awards under Current Plans

As of July 27, 2020, we had an aggregate of 161,148 outstanding stock options to acquire shares of our common stock under the Prior Plans, with a weighted-average exercise price of $70.49 per share and a weighted-average remaining contractual term of 5.23 years. In addition, as of July 27, 2020, we had an aggregate of 373,879 unvested full-value awards outstanding under the Prior Plans. Pursuant to the merger with CenterState, we assumed all CenterState warrants, stock options, restricted stock awards and restricted stock units outstanding under CenterState’s equity plans. As of July 27, 2020, we had 5,170 warrants, 129,060 exercisable stock options (with a weighted-average exercise price of $37.81 per share and a weighted-average remaining contractual term of 4.41 years), 9,755 unvested restricted stock awards and 383,458 restricted stock units outstanding under the assumed CenterState equity plans. Other than the foregoing, there were no other awards outstanding under equity compensation plans (excluding the ESPP) as of July 27, 2020.

Corporate Governance Aspects of the 2020 Plan

The Board believes that the design of the 2020 Plan and the number of shares to be authorized for issuance under the plan are consistent with the interests of shareholders and good corporate governance practices. In adopting and approving the 2020 Plan, the Board was mindful of investor considerations relating to the plan, including the following:

Significant features	Description
Responsible Share Recycling:

The 2020 Plan contains responsible share recycling provisions:

•

Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the 2020 Plan.

•

The 2020 Plan also provides that the gross number of stock appreciation rights (“SARs”) exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2020 Plan.

No Discounted Stock Options or SARs:	Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
No Re-pricing of Stock Options or SARs:	Re-pricing stock options and SARs is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change of Control:

A change of control does not, by itself, trigger full vesting of awards under the 2020 Plan. Any continuing or replacement awards will retain pre-change of control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within twenty-four months of the change of control transaction (the occurrence of the “double trigger”).

Best Practice Treatment of Performance Share Awards on Change of Control:

In the event that performance share awards are not continued or replaced upon a change of control, those awards will vest and pay out based on the greater of (a) actual performance against the performance goals through the date of the change of control or (b) the applicable target level.

No Dividend Equivalents Distributed on Unvested Performance Awards:

The 2020 Plan prohibits payment of dividends or dividend equivalents on stock options and SARs, prohibits payment of dividends on any restricted stock subject to performance vesting unless and until those shares are earned and vested and prohibits dividend equivalents to be paid on restricted stock units unless and until those awards are earned and vested.

No Transferability:	All awards shall be nontransferable except by will or by the laws of descent and distribution.
Annual Limit on Awards to Directors:

The 2020 Plan maintains an annual limitation of $200,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be subject to awards made to members of the board of directors for service as a non-employee director in any one calendar year.

Independent Committee Administration:	The 2020 Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

Description of the 2020 Plan

The following is a description of the 2020 Plan. This description is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached as Annex C to this Proxy Statement and incorporated herein by reference.

General

Awards granted under the 2020 Plan may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, cash awards, other stock‑based awards or any combination of those awards. The 2020 Plan provides that awards may be made under the 2020 Plan for ten years following the adoption of the 2020 Plan by the Company’s board of directors.

Administration

Under the terms of the 2020 Plan, the 2020 Plan will be administered by the Compensation Committee of the board of directors or such other committee as the board of directors may designate (the “committee”). The committee will consist entirely of two or more “outside directors” who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. Under the terms of the 2020 Plan, the committee can make rules and regulations and establish such procedures for the administration of the 2020 Plan as it deems appropriate. Any determination made by the committee under the 2020 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Eligibility

The 2020 Plan provides for awards to the directors, officers, employees and consultants of the Company and its subsidiaries and affiliates. As of June 30, 2020, there were approximately 14 non-employee directors, 5,500 employees (including 16 executive officers), and no consultants eligible to participate in the 2020 Plan. The Company has traditionally not granted equity awards to consultants and has no current intention to do so.

Shares Available

The 2020 Plan provides that the aggregate number of shares of the Company’s common stock available for delivery pursuant to awards granted under the 2020 Plan is 1,500,000 shares, plus any shares that are available for grant under the 2019 Plan as of the Plan Effective Date, subject to adjustment in certain circumstances to prevent dilution or enlargement. At July 27, 2020, 585,457 shares of common stock remained available for future grants under the 2019 Plan. The maximum number of shares that may be granted pursuant to incentive stock options under the 2020 Plan is 1,500,000.

As described above, if the 2020 Plan is approved by the Company’s shareholders, no new awards will be granted under the 2019 Plan or any other Prior Plan. However, awards previously granted and outstanding under the Prior Plans will remain in full force and effect under such plans according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, shares of common stock of the Company subject to such award which are not delivered as a result will be available for awards under the 2020 Plan.

Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2020 Plan. Shares withheld by or delivered to the Company to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any award granted under the 2020 Plan will nonetheless be deemed to have been issued under the 2020 Plan. Shares purchased on the open market with the proceeds of the exercise price of an option shall not be available for issuance in connection with other awards under the 2020 Plan.

Stock Options

Subject to the terms and provisions of the 2020 Plan, options to purchase shares of Company common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2020 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of Company common stock on the date of grant. As of July 27, 2020, the fair market value (as that term is defined under the 2020 Plan) of a share of Company common stock was $46.89. All options granted under the 2020 Plan will expire no later than ten years from the date of grant. The methods of exercising an option granted under the 2020 Plan is set forth in the 2020 Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of Company common stock in the recipient’s name.

Stock Appreciation Rights

A SAR will entitle the holder to receive, with respect to each share of Company common stock covered by the SAR, the amount by which the fair market value of one share of Company common stock at the time of exercise exceeds the fair market value of one share of Company common stock on the date of grant. A SAR may be granted with or without a related option. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of Company common stock on the date of grant. All SARs granted under the 2020 Plan will expire no later than ten years from the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price (or base price), the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the committee may determine. The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Company common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the 2020 Plan is set forth in the 2020 Plan. SARs are not transferable except by will or the laws of descent and distribution. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock

The 2020 Plan provides for the award of shares of Company common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2020 Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock subject to performance vesting conditions will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units

The 2020 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of Company common stock and do not entitle the recipients to the rights of a shareholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the 2020 Plan may or may not be subject to performance conditions. The committee may provide for dividend equivalents; provided, however, that dividend equivalents credited with respect to any award of restricted stock units shall be subject to the same vesting conditions applicable to such award and shall, if vested, be delivered or paid at the same time as such award. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the 2020 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of Company common stock, in an amount based on the fair market value of Company common stock on the settlement date.

Cash Awards

The 2020 Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period.

Other Stock‑Based Awards

The 2020 Plan also provides for the award of shares of Company common stock and other awards that are valued by reference to Company common stock, including unrestricted stock, dividend equivalents and convertible debentures.

Performance Goals

The 2020 Plan provides that performance goals may be established by the committee in connection with the grant of any award under the 2020 Plan.

Change of Control

Unless otherwise determined by the committee, immediately prior to consummation of a change of control (as defined below) unless the award is replaced in the change of control transaction, (a) all outstanding options and SARs will become fully vested and exercisable and (b) all restrictions on any restricted stock, restricted stock units, cash awards or other stock‑based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (c) all restrictions on any restricted stock, restricted stock units, cash awards or other stock‑based awards that are subject to performance goals shall be deemed to be earned and payable in an amount equal to the full value of such performance-based award (with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement as determined by the committee not later than the date of the change of control, taking into account performance through the latest date preceding the change of control. With respect to awards that are replaced in the change of control transaction upon a termination of service of a participant by the Company other than for cause or by the participant for good reason, within twenty-four months following a change of control, such replaced awards shall vest in full, be free of restrictions, and be deemed to be earned in full and with respect to awards subject to performance goals, unless otherwise agreed in connection with the change of control, at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the award as determined by the committee taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined. Under the 2020 Plan, a “change of control” will be deemed to have taken place if:

●	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions) acquires 30% or more of the combined voting power of the Company’s then outstanding stock;
●	any merger consolidation or similar transaction involving the Company or any of its subsidiaries, a sale of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries unless following the transaction all or substantially all of the beneficial owners of the Company’s outstanding voting securities continue to own at least 50% of the combined voting power of the resulting entity;
●	during any period of two consecutive years there is a change in the majority of the incumbent members of the Company’s board of directors (other than through election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who are incumbent directors); or
●	shareholder approval of the complete liquidation or dissolution of the Company.

Amendment

The committee may amend, alter, or discontinue the 2020 Plan or an award, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of the Company’s shareholders (a) to decrease the exercise price of any stock option or SAR, or to take any other action that would be treated under applicable exchange listing standards or for accounting purposes as a repricing of such stock option or SAR, or (b) to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following discussion briefly summarizes certain U.S. federal income tax consequences of awards under the 2020 Plan. The discussion is based upon current interpretations of the Code, and the regulations promulgated thereunder as of such date. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs

A participant will not recognize taxable income at the time of grant of a SAR, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash paid by the Company, and the Company will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the

Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above‑ described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Estimate of Plan Benefits

No equity-based awards have been granted or received under the 2020 Plan through the date of this proxy statement. Because benefits under the 2020 Plan will depend on the compensation committee’s actions and the fair market value of our common stock at various future dates, the benefits payable under the 2020 Plan and the benefits that would have been payable had the 2020 Plan been in effect during the most recent fiscal year are not determinable.

For a table showing information related to securities authorized for issuance under our equity compensation plans as of December 31, 2019, see “Proposal No. 3:  Approval of Amended and Restated Employee Stock Repurchase Plan—Plan Benefits” on page 30.

Vote Required

Approval of the 2020 Plan requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2020 Plan.

PROPOSAL NO. 5: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The SEC rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require us to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of our shareholders. We believe that the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

This vote is advisory, which means that it is not binding on us, our Board of Directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement.

Our Board of Directors asks our shareholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

Vote Required

If a quorum is present, the number of shares of common stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the resolution related to the compensation of our named executive officers.

PROPOSAL NO. 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Although we are not required to seek shareholder ratification of the selection of our accountants, we believe obtaining shareholder ratification is desirable. If our shareholders do not ratify the appointment of Dixon Hughes Goodman LLP, our Audit Committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our best interest and our shareholders.

Vote Required

If a quorum is present, the number of shares of common stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our 2019 executive compensation programs and decisions with respect to our executive officers and, in particular, our named executive officers (as defined below). In this discussion, we explain, among other things, our compensation philosophy and program, factors considered by the Compensation Committee in making compensation decisions and additional details about our compensation program and practices. The following discussion is organized into four parts:

1.	Executive Summary
2.	South State Executive Compensation Process (page 48)
3.	Components of Executive Compensation (page 51)
4.	Other Aspects of South State’s Executive Compensation Program (page 54)

Part 1—Executive Summary

The Compensation Committee seeks to provide compensation arrangements for our executive officers that are designed to retain and attract talented executives who can perform at a high level and manage the Company in our shareholders’ best interest. Among other things, these compensation arrangements are intended to align executive compensation with our performance, both on a short-term basis and a long-term basis. This is accomplished through incentive compensation that is based primarily on our performance and secondarily on individual contributions.

In this Proxy Statement, our “named executive officers,” or NEOs, are the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in 2019, as set forth in the following table. Executive officers of CenterState who became South State executive officers in connection with the Merger were not executive officers of South State during 2019, and so under applicable SEC rules are not deemed to be named executive officers of South State for purposes of this Proxy Statement.

Name	Current Title	Pre-Merger Title
Robert R. Hill, Jr.	Executive Chairman	Chief Executive Officer
John C. Pollok	Senior Executive Vice President	Senior Executive Vice President and Chief Financial Officer
Greg A. Lapointe	Chief Banking Officer	President of South State Bank
Renee R. Brooks	Chief Operating Officer	Senior Executive Vice President and Chief Operating Officer
John S. Goettee	Central Banking Group President of the Bank	President, South Carolina and Georgia Markets of the Bank

Our mission is to build a high-performing bank based on a balance of soundness, profitability and growth, moving us forward to our longer-term financial targets. We believe we will accomplish this through relationship banking, delivered by engaged employees with clear strategic goals, objectives and values. These priorities have enabled us to be well-positioned to take advantage of strategic growth opportunities in the past ten years. Our culture, focused values and strong management team seek to drive these priorities and are the core contributors of our success.

The following summarizes certain significant events for us in 2019:

1.	We managed the Company through a difficult interest rate environment and lower loan growth.
2.	We actively managed capital through the repurchase of 6% of our common stock, or 2.2 million shares, and raising the dividend for shareholders by 21% compared to 2018.
3.	We earned top honors as a workplace of choice in South Carolina and Richmond, Virginia having been named to the “2019 Best Places to Work” in South Carolina and “Top Workplaces” in Richmond lists.

Additionally, on January 25, 2020, we entered into the Merger Agreement with CenterState. On June 7, 2020, the Company and CenterState combined their respective companies in an all-stock merger of equals, pursuant to which CenterState merged with and into the Company, with the Company continuing as the surviving entity. Following the Merger, our total assets exceeded $34 billion and we became the eighth largest bank headquartered in the Southeast.

We believe that key 2019 indicators of soundness, profitability and growth include the following:

Soundness – Our loan portfolio is our largest asset and having a sound loan portfolio is a foundation of our business model.

For 2019:

●	Total nonperforming assets remained low at 0.29%, or $46.2 million of total assets, compared to 0.28%, or $40.5 million of total assets at December 31, 2018.
●	Net charge-offs on nonacquired loans totaled four basis points, or $3.6 million, compared to four basis points or $3.0 million, in 2018.
●	Other real estate owned (OREO) remained at a low level totaling $12.0 million, compared to $11.4 million at December 31, 2018.

As discussed below, our performance-based annual cash incentive plan included a metric related to regulatory soundness, which included an asset quality component, weighed at 25%.

Profitability – We believe earnings per share (EPS) is generally highly correlated with value creation for our shareholders.

For 2019:

●	Diluted EPS increased 10.3% to $5.36 per share, from $4.86 per share in 2018, driven primarily by the decrease in weighted average shares resulting from the repurchase of 2.2 million shares of our common stock in 2019.

●	Net income increased by 4.3% to $186.5 million, from $178.9 million in 2018, primarily as a result of lower non-interest expense as compared to 2018 (as 2018 included higher operating expenses associated with integration of the acquisition of Park Sterling Corporation).
●	Return on average common equity totaled 8.26%, compared to 7.63% for 2018.
●	Adjusted return on average tangible common equity (“ROATCE”) (non-GAAP) totaled 15.82%, compared to 16.76% in 2018.*
●	Adjusted EPS, diluted (non-GAAP) increased 2.4% to $5.63 per common share, compared to $5.50 per common share in 2018.* We believe that it is important to examine the results of our performance on an adjusted basis as well as on a GAAP basis due to certain non-core expenses or gains that impact our GAAP financial statements. We believe these adjusted performance results provide insight into how our core ongoing business performance changes from year to year, excluding certain items. In 2019, we incurred $7.6 million of pension plan termination expense, $3.7 million in branch consolidation related expense, $2.2 million of securities gains, and $107,000 of FHLB prepayment fees, each net of tax. The adjustments were compared to those from 2018 of $520,000 in securities losses, $23.7 million of merger and conversion related expense, and $990,000 of benefit from deferred tax revaluations, related to the tax law changes from 2017, each net of tax.
●	Adjusted earnings (non-GAAP) declined by 3.1% to $195.8 million, from $202.1 million for 2018, primarily as a result of lower net income and non-interest income, partially offset by lower non-interest expense, a lower provision for loan losses and lower provision for income taxes.*

As discussed below, our performance-based annual cash incentive plan included a profitability metric of adjusted EPS, weighted at 75%. Our long-term incentive plan also includes profitability metrics of adjusted EPS (weighted at 67%) and adjusted ROATCE (weighted at 33%).

*Please see “Non-GAAP Financial Measures” beginning on page 43 in our Annual Report on Form 10-K for the year ended December 31, 2019, for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Performance Measure	ROAA		ROATE	
	GAAP Unadjusted	non-GAAP Adjusted	GAAP Unadjusted	non-GAAP Adjusted
	2019	2019	2019	2019

Peer Group
75th
Median
25th
SSB
Performance Results (%)
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0

	ROAA GAAP Unadjusted 2019	ROAA non-GAAP Adjusted 2019	ROATE GAAP Unadjusted 2019	ROATE non-GAAP Adjusted 2019
25th Percentile	1.18	1.22	13.16	13.85
50th Percentile	1.28	1.33	15.44	16.11
75th Percentile	1.49	1.56	16.31	17.49
SSB	**1.21**	**1.27**	**15.11**	**15.82**
Percent Rank	***30%***	***26%***	***47%***	***42%***

Growth – Growth results in potentially higher profitability and is measured by loans, deposits and total assets.

For 2019:

●	Net loan growth totaled $356.8 million, or 3.2%, with non-acquired loan growth of $1.3 billion, or 16.6%, and a decline in acquired loans of $962.7 million, or 31.3%.
●	Total assets grew by $1.2 billion, or 8.5%, primarily in our investment securities portfolio, cash and loans.
●	Total deposits grew by $530.2 million, or 4.6%, with $183.5 million, or 6.0%, growth in non-interest bearing deposits and $346.6 million, or 4.0%, growth in interest bearing deposits.

Key 2019 Compensation Decisions by the Compensation Committee

Our Compensation Committee made the following key compensation decisions during 2019:

●	We increased the base salary for each NEO to better align compensation with those in our peer group.

●	We continued our Executive Incentive Plan, which has two components: (1) our performance-based annual cash incentive plan, sometimes referred to as the “AIP,” and (2) long-term equity incentive awards, sometimes referred to as the “LTIP,” each weighted at approximately 50% of each NEO’s 2019 annual incentive opportunity grants, with goals and opportunity levels that reflected our size in 2019.
o

The AIP included performance metrics tied to our regulatory soundness, which we refer to as the “soundness measure” (weighted at 25%), and our profitability (adjusted EPS) (weighted at 75%), with an increase in the level of incentive opportunity as a percentage of base salary from 2018.

o

The LTIP consisted of grants of performance-based restricted stock units, or “PRSUs,” with three-year performance periods (2019-2021) tied to the profitability metrics of adjusted EPS (weighted at 67%) and adjusted ROATCE (weighted at 33%), which are intended to provide alignment with increased shareholder value and long-term performance.

●	In addition to the performance metrics referenced above, each of the following “minimum performance triggers” were required to be achieved for each NEO to receive any cash incentives under the AIP:
o	aggregate net income for 2019 had to be positive and sufficient to cover aggregate dividends; and
o	we had to achieve the soundness measure discussed in more detail below under “2019 Executive Incentive Plan—Annual Cash Incentive Plan (AIP)”.

Consistent with our compensation philosophy, our NEO compensation is focused on performance-based compensation that is variable and subject to the attainment of specified performance metrics. The chart below shows the average pay mix for the Chief Executive Officer and the average of our other NEOs compared to recent peer practices. As reflected in the chart, the pay mix for our Chief Executive Officer and other NEOs was more weighted toward performance-based compensation than at peer companies.

For 2019, we paid CEO cash incentives at 73.12% of the maximum grant level and paid between 72.90% to 74.50% of the maximum grant level for our other NEOs, based on results for the year as set forth under the annual cash incentive component of the 2019 Executive Incentive Plan described below.

Part 2—South State Executive Compensation Process

Compensation Philosophy

In 2019, the Compensation Committee reviewed and validated its compensation philosophy with the assistance of the Compensation Committee’s independent compensation consultant. The purpose of the review was to ensure that compensation decisions made by the Compensation Committee and the Board of Directors were consistent with this philosophy. The fundamental philosophy of our compensation program is to offer competitive compensation opportunities for executive officers that:

●	align executive compensation with shareholder value, through the use of equity-based compensation;
●	link pay to performance by including elements of compensation designed to reward executive officers based on our overall profitability on both a short-term and long-term basis;
●	encourage safety and soundness by including performance metrics tied to regulatory rating;
●	attract, retain and motivate high-performing executive officers; and
●	reflect each executive officer’s individual contributions.

Our philosophy is to structure compensation that is designed to retain and reward executive officers who are capable of leading us in achieving our business objectives. The Compensation Committee considers this philosophy as it develops incentive plans. Cash incentives for 2019 were designed to reward executives for achieving annual financial and performance goals based on soundness and profitability, reflecting this focus. Long-term equity awards for 2019 were designed to reward our executive officers for the achievement of business objectives that benefit shareholders, to align their interests with those of our shareholders and to support the retention of a talented management team over time. When making compensation determinations for our executive officers, the Compensation Committee considers many factors in establishing executive officer compensation levels, including peer data and individual roles, responsibilities, tenure, and performance.

Role of the Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors in a manner consistent with our compensation philosophy. The Compensation Committee keeps the full Board of Directors apprised of its decisions and activities, and when appropriate, makes recommendations to the Board of Directors on items that require approval by the full Board of Directors.

Under the Compensation Committee’s Charter, the committee, among other things, annually:

●	reviews and approves the compensation of all executive officers, and in doing so, the committee may consider the results of the most recent shareholder advisory vote on executive compensation;
●	reviews and approves corporate goals and objectives used in our annual cash or long-term incentive plans; and
●	reviews and evaluates our compensation policies and practices to consider whether there are risks arising from such policies that are likely to have a material adverse effect on us and whether such policies comply with bank regulatory guidance.

The Compensation Committee may receive recommendations from the chairman of the Board of Directors with respect to the Chief Executive Officer’s performance in light of the goals and objectives relevant to the compensation of our Chief Executive Officer. As part of the Compensation Committee’s review and approval of the compensation of the other NEOs, the Chief Executive Officer reviews the performance of the other NEOs with the Compensation Committee and makes recommendations to the Compensation Committee about the total compensation of the other NEOs. The Chief Executive Officer does not participate in, and is not present during, deliberations or approvals by the Compensation Committee or the Board of Directors with respect to his own compensation.

Compensation Consultant

During 2019, the Compensation Committee engaged the services of McLagan, an Aon company, to provide independent compensation consulting services for both directors and executive management of the Company. McLagan reports directly to the Compensation Committee. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants.

The following consulting services were provided to the Compensation Committee in 2019:

●	Provided education to the Compensation Committee regarding compensation related trends in the banking industry.
●	Revised the Company’s compensation peer group of publicly-traded financial institutions (the peer group is described below).
●	Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options, restricted stock, RSUs and PRSUs), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.
●	Reviewed the competitiveness of the Company’s director compensation elements as compared to that of the customized peer group.
●	Recommended and made observations regarding the potential alignment of the Company’s executive compensation practices with the Company’s overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance based programs with respect to the annual cash incentives and annual equity grants.
●	Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this Amendment No. 1 including this CD&A and associated tables and disclosures included herein by reference.
●	Assisted the Company with the development of the Company’s 2019 Omnibus Incentive Plan.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee considered the independence of McLagan in light of applicable SEC rules and The Nasdaq Stock Market listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) services other than compensation consulting provided to us by McLagan; (2) fees paid by us as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of McLagan and a member of our Compensation Committee; (5) any stock of the Company owned by the senior advisors of McLagan; and (6) any business or personal relationships between our executive officers and the senior advisors of McLagan. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Benchmarking and Compensation Committee Functions

Each year, with assistance from McLagan, the Compensation Committee reviews the compensation practices of our peers in order to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. Using this data as a reference point, the Compensation Committee addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. Peer performance, market factors, our performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives. This practice is in line with our meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in our best interest to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

The Compensation Committee reviews the composition of the peer group annually, at a minimum, and may change it as a result of mergers, changes to banks within the group, or changes within the Company. For 2019, the Company elected to maintain the 2018 peer group, with three peers excluded due to acquisition. The criteria used to select the 2018 peer group are as follows:

●	banks with total year-end assets from $9.5 billion to $22.5 billion;
●	no thrifts;
●	the bank must have branch locations;
●	satisfactory performance measures (positive profitability, with 3-year asset growth greater than 10%); and
●	commercial loan portfolio less than 85% of total loan portfolio.

When making compensation determinations for our NEOs, our Compensation Committee uses many factors, peer data being one of them. In addition to peer pay data, we also assess individual roles, responsibilities, tenure, and performance to set NEO pay levels. When considering compensation decisions disclosed herein, the Compensation Committee reviewed a group of 23 peers with median assets of $14.3 billion. The specific members of the peer group selected for reference in determining 2019 compensation were as follows:

Banc of California Inc. (BANC)	FCB Financial Holdings, Inc. (FCB)	Renasant Corp. (RNST)
BancorpSouth Inc. (BXS)	First Midwest Bankcorp Inc. (FMBI)	Simmons First National Corp. (SFNC)
Bank of Hawaii Corp. (BOH)	First Interstate BancSys. (FIBK)	Trustmark Corp. (TRMK)
Bank of the Ozarks Inc. (OZRK)	Fulton Financial Corp. (FULT)	UMB Financial Corp. (UMBF)
Berkshire Hills Bancorp (BHLB)	Glacier Bancorp Inc. (GBCI)	United Bankshares Inc. (UBSI)
Cathay General BankCorp (CATY)	Home BancShares Inc. (HOMB)	United Community Banks Inc. (UCBI)
Chemical Financial Corp. (CHFC)	MB Financial Inc. (MBFI)	WesBanco Inc. (WSBC)
Community Bank System (CBU)	Pinnacle Financial Partners (PNFP)

Part 3—Key Components of Executive Compensation

Compensation Component	Objective	Determination
Base Salary

Provide a measure of income stability competitive with organizations of comparable size and complexity to allow executives to focus on the execution of our strategic goals and to attract and retain highly qualified NEOs.

The Compensation Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant. The Compensation Committee reviews the base salaries of the NEOs individually and uses a variety of peer data, each executive’s performance, scope of responsibility and tenure in determining salary levels.

Performance-Based Annual Cash Incentive

Designed to (i) encourage, recognize and reward achievement of performance metrics (based on profitability and soundness), (ii) reward NEOs for shareholder value creation, and (iii) align NEO and shareholder interests.

Annual cash incentive awards are based on financial and performance metrics established by the Compensation Committee.
Long-Term Incentive Plan

Designed to reward NEOs for shareholder value creation, to align NEO and shareholder interests, and to retain and motivate talented NEOs. Long-term incentives are equity-based and are provided under shareholder-approved plans that permit us to grant a variety of equity-based awards, including restricted stock, restricted stock units, performance-based restricted stock units and stock options.

Long-term incentives are generally determined using a formula-based approach. The size, form and performance criteria, if any, of long-term incentive awards are determined by the Compensation Committee based on a number of factors, including its evaluation of market practice, base salary, length of service, responsibilities of the NEO, ownership of company common stock and the quantity, amount, and vesting schedule of previous grants. For 2019, long-term incentive plan awards consisted solely of PRSUs that vest based on our performance at the end of the three-year performance period.

Base Salary

The Compensation Committee, with the assistance of McLagan, determines base salaries based on historical and anticipated individual contribution and performance, and reviews base salaries in the context of comparability with the key executives of our peer group. Effective January 1, 2019, the Compensation Committee provided the following merit increases in base salary to our NEOs as a result of our 2018 performance and to maintain competitive salaries within our peer group:  Mr. Hill (8.68%); Mr. Lapointe (15.95%); Mr. Goettee (2.75%); Mr. Pollok (10%); and Mrs. Brooks (17.16%). The increase in base salary for Mr. Lapointe was also due to his new role as President of the Bank.

2019 Executive Incentive Plan

The 2019 Executive Incentive Plan was composed of two elements—(1) the Annual Cash Incentive Plan, and (2) the Long-Term Equity Incentive Awards, with grants made under the 2012 Omnibus Stock and Performance Plan, as amended and restated (the “Omnibus Plan”), each weighted at 50% of the NEOs incentive opportunity, as follows:

●	Annual Cash Incentive Plan, or AIP: For 2019, the Compensation Committee established performance metrics for the AIP based on our profitability and a soundness measure.
●	Long-Term Equity Incentive Plan, or LTIP: For 2019, we issued PRSUs under the LTIP, which vest based on the achievement of three-year performance goals and are disclosed at target value in the Summary Compensation table on page 60. PRSUs vest at the end of the three-year performance period based on company performance and require the NEO to remain employed through the performance period, subject to certain exceptions.

Annual Cash Incentive Plan (AIP)

Under our AIP, each year the Compensation Committee selects eligible employees who will participate in the AIP and sets the amount of each participant’s threshold, target and maximum award that can be awarded under the AIP, determined as a percentage of the participant’s base salary. For 2019, the Compensation Committee set the potential cash incentive payment, expressed as a percentage of each NEO’s base salary, as follows:

	2019 Annual Incentive Opportunity as a % of Salary (Cash)
Name	Threshold	Target	Maximum	Actual Earned
Robert R. Hill, Jr.	70%	140%	180%	132%
John C. Pollok	60%	120%	150%	112%
Greg A. Lapointe	39%	78%	100%	73%
Renee R. Brooks	35%	70%	90%	66%
John S. Goettee	35%	70%	90%	66%

For 2019, the Compensation Committee chose the following two metrics:

●	Profitability (with a 75% weighting): The profitability metric was adjusted diluted EPS (non-GAAP), defined as diluted EPS, excluding the after-tax impact of $2.2 million in securities gains, $7.6 million in pension plan termination expense, $3.7 million in branch consolidation related expense and $107,000 in FHLB prepayment fees.
●	Soundness (with a 25% weighting): Under the soundness measure, the Bank must achieve a minimum specified regulatory rating in its most recent regulatory report.

The Compensation Committee chose the profitability metric because it believes this metric is a key component in building shareholder value and chose the soundness measure to ensure that our regulatory soundness was not sacrificed at the expense of our growth or profitability. The Compensation Committee established threshold, target and maximum performance goals for the profitability metric, with threshold representing the minimum level of performance for which the NEO would earn a payment. Actual performance between threshold, target and maximum performance levels is interpolated linearly to determine the exact level of achievement (provided the minimum performance triggers are achieved).

The soundness measure is considered a “yes/no” objective, as the level of performance is either met or is not met. If the soundness measure is met, the Compensation Committee determined that each NEO would receive the maximum performance level for this metric.

In addition to the performance metrics referenced above, each of the following “minimum performance triggers” were required to be achieved for each NEO to receive any cash incentives under the AIP (both of which were achieved):

●	aggregate net income for 2019 had to be positive and sufficient to cover aggregate dividends; and
●	we had to achieve the soundness measure.

The goals and the actual results of the AIP are outlined in the table below:

	Soundness (25%)	Profitability (75%)
	2019 Asset Quality	2019 Adjusted Diluted EPS
Threshold	Yes/No	$ 5.50
Target	Yes/No	5.70
Maximum	Yes/No	5.90
Actual	Yes, Achieved at Maximum	5.63

Long-Term Equity Incentive Plan

We do not disclose forward-looking goals for our multi-year incentive programs, because we do not provide forward-looking guidance to our investors with respect to multi-year periods and this information is competitively sensitive. Consistent with our past and current practice, we disclose multi-year performance goals in full after the close of the performance period.

2019 Long-Term Incentive Plan Performance Goals

The 2019 LTIP opportunities as a percentage of salary for each of the NEOs are outlined in the table below:

	2019-2021 Long-Term Incentive Opportunity as a % of Salary (PRSUs)
Name	Threshold	Target	Maximum
Robert R. Hill, Jr.	70%	140%	180%
John C. Pollok	60%	120%	150%
Greg A. Lapointe	39%	78%	100%
Renee R. Brooks	35%	70%	90%
John S. Goettee	35%	70%	90%

The PRSUs granted in 2019 vest based on the attainment of the following pre-established performance goals over the three-year period ending December 31, 2021, if the NEO remains employed through the performance period subject to certain exceptions.

Performance Goal	Goal Weighting (% of PRSU Target Award)
3-Year Cumulative Adjusted EPS Growth	67%
3-Year Return on Adjusted ROATCE	33%

The grants are reported in the “Summary Compensation Table” on page 60 at target level, in accordance with FASB ASC Topic 718.

Results of 2017 Long-Term Incentive Plan Which Ended in 2019

On January 1, 2017, the Compensation Committee granted PRSUs to each of our NEOs. The vesting of 67% of these PRSUs was dependent on achieving pre-determined levels of cumulative adjusted EPS, with the remaining 33% vesting based on adjusted ROATCE. Both objectives were measured over the three-year performance period from January 1, 2017 through December 31, 2019. Vesting also required achievement of positive earnings sufficient to cover dividends for the performance period and a minimum specified regulatory rating as of the end of the performance period (both of which were achieved). The Compensation Committee determined that payouts with respect to the performance goals were earned at 100% of the maximum award on December 31, 2019, as indicated in the table below.

	W
		Performance Goals
Performance Metrics	Weight	Threshold	Target	Maximum	Actual
3-Year Cumulative Adjusted EPS Growth	67%	0	9.1%	20.1%	23.7%
3-Year Adjusted ROATCE	33%	13.50%	13.9%	14.4%	16.0%

The PRSUs that have been earned and have vested are shown in the Option Exercises and Stock Vested table on page 64.

Part 4—Other Aspects of Our Executive Compensation Program

Benefits

During 2019, we maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees. These plans consisted of the following:

●	Employees’ Pension Plan—The NEOs (other than Mr. Lapointe) were participants in a non-contributory defined pension plan which covered substantially all of our employees hired by legacy SCBT Financial Corporation (now the Company) before January 1, 2006. Pension benefits are paid based upon age of the employee and years of service with the Company. We froze the pension plan in July 2009, with no further benefits being accrued. In March 2018, the Board voted to terminate the pension plan effective September 1, 2018. Assets of the pension plan were fully distributed in the fourth quarter of 2019. See the Pension Benefits table and the accompanying footnotes and narrative for more information.
●	Retirement Savings Plan-401(k)—Each of the NEOs are participants in a defined contribution plan which in 2019 permitted employees to contribute a portion of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax-qualified retirement plan. We matched 100% up to 4% of participants’ deferrals (Safe Harbour) and 0.375% discretionary at year-end. See the table in footnote 7 of the Summary Compensation Table.
●	Health Care—The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees.
●	Other Welfare Benefits—The NEOs receive Paid Time Off (PTO) and other benefits available to all of our eligible employees.

The employee benefits for the NEOs discussed in the subsection above are determined by the same criteria applicable to all of our employees. These benefits help keep us competitive in attracting and retaining employees. We believe that our employee benefits are generally competitive with benefits provided by our peer group and are consistent with industry standards.

●	Deferred Compensation Plan—We make available to selected members of our senior management group, including all NEOs and/or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs. The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees. Each year participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80% or by a specific dollar amount (in all cases, subject to a minimum value established by us). In addition, we may make matching or partially-matching contributions for participant deferrals. We may also make discretionary contributions for any or all participant(s). Both of these types of employer contributions would be subject to certain vesting requirements. There are also forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected. Deferrals may be held by a trustee in a grantor (rabbi) trust and may be invested in funds that mirror deemed investments selected by the participants and offered pursuant to the plan. Such a trust would not isolate assets for the benefit of the participants. Consequently, distributions made under the plan will be made from the general assets of the Bank which could be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral. No employer contributions have been made to this plan in 2019 or in the past to the above-named NEOs.

See the discussion entitled “Deferred Compensation Plan” for additional information.

●	Perquisites—We also provide limited perquisites to NEOs that are not available to all employees. Some examples of these include club and membership dues. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. We and the Board of Directors believe that the use of each of these perquisites is important for the recruitment and retention of NEOs.

Role of Shareholder Say on Pay Vote

As required by Dodd-Frank, we held an annual advisory vote on the compensation of our executive officers, or a Say on Pay vote, at our 2019 annual meeting of shareholders. At the 2019 annual meeting of shareholders, 93.89% of the votes cast on the Say on Pay proposal were cast in support of the compensation of our named executive officers. While the 2019 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and executive management have evaluated compensation programs each year to ensure the plans have continued to align the interest of the executives with those of our shareholders and continued to strengthen the linkage of pay to performance. We engaged with proxy advisors during 2019 on compensation and we regularly participate in investor outreach regarding company performance.

At the Annual Meeting, we are submitting an advisory Say on Pay proposal for shareholders to vote on. See Proposal No. 5 for more information on the Say on Pay proposal.

Clawback Policy

The Compensation Committee is committed to adopting a formal clawback provision for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Compensation Committee intends to fully comply with Dodd-Frank regarding this issue once rulemaking has been completed with respect to these provisions. Until formal guidance is available, the Compensation Committee will seek to address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and NEO award recipients.

Share Ownership Guidelines

Our stock ownership guidelines call for NEOs to own equity representing a multiple of their salary and to retain this equity throughout their tenure with the Company. The specific share ownership guidelines are:

●	Chief Executive Officer—three times salary
●	Other NEOs—two times salary

Our NEOs have five years from being named an NEO to comply with the stock ownership guidelines. As of the end of 2019, all of our NEOs exceeded their required ownership levels. Beneficially owned shares include shares held by a named executive officer, directly or indirectly, and unvested shares of restricted stock, as to which the executive officer has full voting privileges, but excludes vested and unexercised stock options. Until the stock ownership guidelines are achieved, the sale of shares of our common stock is restricted.

Equity Grant Practices

To address volatility concerns, the 30-day moving average of our stock was utilized to determine the number of PRSUs to be issued under the LTIP for 2019. The 30-day average is defined as the 30 trading days immediately preceding the last business day of the prior month. Beginning with the 2018 Long-Term Incentive Plan, the issuance of stock options was no longer a component of the long-term incentive plan.

Employment and Non-Competition Agreements

Employment and Non-Competition Agreements in Effect as of December 31, 2019

We entered into amended and restated employment agreements with Messrs. Hill and Pollok in 2008 and we entered into employment agreements with Mrs. Brooks and Messrs. Lapointe and Goette in 2011. These employment agreements were in effect until the Merger closed on June 7, 2020. On the June 7, 2020 effective date of the Merger, new employment agreements became effective for each NEO, as described below under “—Employment and Non-Competition Agreements—New Employment and Non-Competition Agreements Effective as of June 7, 2020.”

The purpose of our NEO employment agreements was to attract and retain highly qualified executive officers, recognizing that termination and change in control protections are commonly provided at comparable financial institutions with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that shareholder interests are protected. Finally, these agreements included non-competition provisions to protect us should the NEO elect to pursue other employment opportunities. The employment agreements in effect as of December 31, 2019 provided for the following:

●	Term of Employment. The employment agreements for each of Messrs. Hill, Pollok, Lapointe, and Goettee and Mrs. Brooks had an initial term of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement was automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gave the other party written notice of non-renewal.
●	Reimbursement of Expenses. We reimbursed the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.
●	Vacation and Sick Leave. We provided vacation and sick leave to the executive in accordance with policies and procedures established from time to time.
●	Employee Benefit Plans. The executive was entitled to participate in the employee benefit plans in effect or as such plans were modified or added from time to time.
●	Incentive Bonus Plans. The executive was entitled to participate in the incentive bonus plans, applicable to his or her employment position, in accordance with policies and procedures established from time to time.
●	Fringe Benefits. We reimbursed the executive for the cost of attending required meetings and conventions and covered membership dues to an approved country club.
●	Termination of Employment. See the discussion below entitled “Potential Payments upon Termination or Change in Control” for a description of the payments that could have become due to each executive upon termination of employment under these agreements.
●	Restrictive Covenants. Under the agreements, the period of the non-competition and customer and employee non-solicitation covenants for the executive runs during the period of employment and for a designated period of time (24 months in the case of Messrs. Hill and Pollok and 12 months in the case of Ms. Brooks and Messrs. Lapointe and Goettee) following termination of employment. If the executive is found to violate the non-competition and non-solicitation contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill was terminated for cause according to his agreement, the non-compete period was abbreviated and would end 12 months after the date of termination. The executives were also subject to a perpetual nondisclosure covenant.

●	Noncompetition Payment. Pursuant to his employment agreement, Mr. Hill was entitled to a payment in respect of his noncompetition obligations equal to his total compensation for two years, payable in two equal lump sum payments six months and one year following termination of employment.

See the discussion entitled “Potential Payments upon Termination or Change in Control,” which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

New Employment and Non-Competition Agreements Effective as of June 7, 2020

In connection with the execution of the Merger Agreement between the Company and CenterState, the Company entered into amended and restated employment agreements with Messrs. Hill and Pollok, and the Bank entered into new employment agreements with Mrs. Brooks and Messrs. Lapointe and Goettee, in each case setting forth the terms of the NEO’s employment with the Company or the Bank, as applicable, following the June 7, 2020 effective time of the merger (the “effective time”). The employment agreement with Mr. Hill is for an initial term beginning June 7, 2020 until December 31st of the fifth full calendar year following the effective time, and the employment agreements with Mrs. Brooks and Messrs. Lapointe and Goettee are for an initial term of three years following the June 7, 2020 effective time, subject to extension for an additional year on December 31st of the fourth full calendar year following the effective time (in the case of Mr. Hill) or on the first anniversary of the effective time (in the case of Mrs. Brooks and Messrs. Lapointe and Goettee), unless either party provides notice of non-renewal before such anniversary date. Mr. Pollok’s employment agreement provides that he will serve as an employee until July 5, 2021 and thereafter will serve as a consultant until December 31, 2024.

The base salaries and short-term and long-term incentive opportunities (expressed as a percentage of annual base salary) contained in the employment agreements are as follows: Mr. Hill—$585,000, 115% and 280%; Mr. Pollok—$615,000 (while serving as an employee) or $375,000 (while serving as a consultant), 120% (for 2020 only) and 120% (for 2020 only); Mrs. Brooks—$500,000, 70% and 100%; Mr. Lapointe—$500,000, 70% and 100%; and Mr. Goettee—$425,000, 70% and 70%. The employment agreements each provide for payment of a one-time lump-sum cash payment payable within thirty days following successful completion of the systems conversion of the Company and CenterState (the “Pay to Integrate Award”) as follows:  Mr. Hill—$3,300,000; Mr. Pollok—$1,600,000; and Mrs. Brooks and Messrs. Lapointe and Goettee—$330,000. The employment agreements with Messrs. Hill, Lapointe and Goettee and Mrs. Brooks also provide for the grant of a Company RSU (the “Pay to Lead Award”), which will vest in full on the second anniversary of the effective time subject to the NEO’s continued employment through such date (except as otherwise described below), with a grant date fair value for Mr. Hill of $3,300,000 and for Mrs. Brooks and Messrs. Lapointe and Goettee of $670,000. In addition, on June 7, 2020, a payment was credited to a deferred compensation account maintained for Mr. Hill equal of $6,187,000 and for Mr. Pollok of $3,336,300, in respect of each of their contractually entitled payments at the effective time of the Merger.

Under the employment agreements, if an NEO’s employment is terminated by the Company or the Bank, as applicable, without cause or the NEO resigns for good reason, he or she would be entitled to the following payments and benefits:

●	In the case of Messrs. Hill and Pollok, in addition to certain accrued benefits, the following payments and benefits: (a) a cash payment equal to a multiple (in the case of a termination of Mr. Hill’s employment prior to a change in control or a termination of Mr. Pollok’s employment prior to his transition to a consulting role, two times, and in the case of Mr. Hill’s termination of employment within twelve months following a change in control that occurs after the effective time, two and one-half times) the NEO’s “total compensation” (as defined below); (b) a prorated annual bonus for the fiscal year of termination based on actual performance (in the case of Mr. Pollok, only if termination occurs in 2020); (c) payment in full of the Pay to Integrate Award, to the extent not previously paid; (d) immediate vesting of the Pay to Lead Award, to the extent not previously vested; and (e) immediate vesting of any outstanding equity awards granted following January 25, 2020, with performance-based awards remaining subject to applicable performance metrics. If Mr. Pollok’s services are terminated during his consulting term, in lieu of the above cash payment, he would be entitled to a cash payment equal to all unpaid consulting fees that would have been paid had he continued providing services until December 31, 2024. The term “total compensation” means the sum of the NEO’s base salary, annual bonus (based on the greatest of the NEO’s target bonus, actual bonus paid in respect of the fiscal year preceding the year of termination and the average annual bonus for the three fiscal years preceding the year of termination) and annual health, medical, dental and vision insurance premiums (and, in the case of Mr. Hill, fringe benefits).
●	In the case of Mrs. Brooks and Messrs. Lapointe and Goettee, the following payments and benefits: (a) a cash payment equal to the sum of the NEO’s base salary plus target annual bonus opportunity; (b) continued employer-paid medical and dental insurance premiums for twelve months; (c) payment in full of the Pay to Integrate Award, to the extent not previously paid; and (d) immediate vesting of the Pay to Lead Award, to the extent not previously vested. However, if such termination occurred within twelve months following a change in control that occurs after the effective time, in lieu of the cash payment described in the immediately preceding sentence, such NEOs would be entitled to a cash payment equal to the sum of 2.5 times (in the case of Mrs. Brooks and Mr. Lapointe) or two times (in the case of Mr. Goettee) the sum of the NEO’s base salary plus the highest annual bonus earned in the three years immediately preceding the year in which the change in control occurs.

If an NEO’s employment is terminated by reason of death or disability, he or she would be entitled to substantially the same payments and benefits as would be payable upon a termination without cause or for good reason, excluding the cash severance payment. In the case of Mrs. Brooks and Messrs. Lapointe and Goettee, the NEO would not be entitled to the employer-paid medical and dental benefits described above in the case of disability, but his or her family would be entitled to such benefits for twelve months following death.

If the services of Mr. Hill or Mr. Pollok are terminated by reason of retirement after age 55 and ten years of service to the Company, the applicable NEO would be entitled to full vesting of outstanding equity awards granted following the effective time, with performance-based awards remaining subject to applicable performance metrics, and to a prorated annual bonus for the year of retirement (in the case of Mr. Pollok, payment of a prorated annual bonus is only available if retirement occurs in 2020) based on actual performance. A termination of Mr. Hill’s employment on or following the expiration of the term of his employment agreement and the termination of Mr. Pollok’s services at the end of his consulting term would each be treated as a retirement for purposes of the employment agreements.

In consideration for the foregoing payments and benefits payable upon a termination by the Company or the Bank, as applicable, without cause or by the NEO for good reason (and, in the case of Messrs. Hill and Pollok, benefits payable upon termination due to death, disability or retirement), each of the NEOs is required to execute a release of claims in favor of the Company or the Bank, as applicable. In addition, the employment agreements contain restrictive covenants concerning nondisclosure of confidential information at any time following a termination of employment, mutual nondisparagement of either party at any time following a termination of employment (in the case of Mrs. Brooks and Messrs. Lapointe and Goettee), noncompetition (for a period of two years in the case of Messrs. Hill and Pollok and one year in the case of Mrs. Brooks and Messrs. Lapointe and Goettee) and nonsolicitation of customers and employees for a period of two years following termination of employment. The severance benefits (and, in the case of Messrs. Hill and Pollok, the retirement benefits) described above are also contingent on the NEO’s compliance with the restrictive covenants. In the event that payments to Messrs. Hill and Pollok become subject to Sections 280G and 4999 of the Code (a) as a result of the Merger, the indemnification provisions in their prior employment agreements with the Company would apply or (b) as a result of a change in control that occurs following the effective time of the Merger, such payments would be reduced if such reduction would leave the NEO better off on an after-tax basis. In the event that payments to Mrs. Brooks or Messrs. Lapointe or Goettee become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave such NEO better off on an after-tax basis.

Tax Deductibility of Compensation

Section 162(m) of the Code limits our ability to deduct certain compensation in excess of $1,000,000 paid to our Chief Executive Officer and to certain other executives. Prior to 2018, this limitation generally did not apply to compensation that qualified under applicable regulations as “performance-based.” In line with this, we historically aimed to design and approve the performance-based compensation paid to our NEOs so that such compensation would satisfy the requirements for deductibility under Section 162(m). Prior to 2018, the Compensation Committee considered Section 162(m) when making compensation decisions. However, other considerations, such as providing our NEOs with competitive and adequate incentives to remain with us and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factored into the Compensation Committee’s decisions.

In December 2017, the Tax Cuts and Jobs Act was enacted. Under the Tax Cuts and Jobs Act, the qualified performance-based compensation exception to Section 162(m) that generally provided for the continued deductibility of performance-based compensation was repealed, effective for tax years commencing on or after January 1, 2018. Accordingly, commencing with our fiscal year ended December 31, 2018, compensation to our NEOs in excess of $1,000,000 will not be deductible unless it is paid pursuant to a written binding contract that was in effect on November 2, 2017, and not modified in any material respect on or after such date. Performance-based compensation awarded to our NEOs for periods prior to November 2, 2017, such as PRSUs granted in 2017 and prior years that have not yet been settled into shares of common stock, may potentially continue to qualify for the performance-based compensation exemption under Section 162(m). The United States Treasury has not yet issued comprehensive guidance on limitations on the continued deductibility of these awards. Accordingly, the future deductibility of these grandfathered awards is uncertain and cannot be guaranteed.

Governance of Compensation Programs

During 2018, a new incentive governance process was developed for the oversight of the Bank’s incentive plans to be compliant with the Federal Reserve’s guidance on Sound Incentive Compensation Practices. This included development of new incentive compensation policies and procedures along with a more robust risk review process. The Compensation Committee has ultimate authority regarding all incentive plans. This updated process includes the addition of an Incentive Steering Committee that reviews and recommends approval of annual incentive plans or changes to incentive plans to the Compensation Committee. The Incentive Steering Committee is also responsible for the annual risk review process of incentive plans. The Incentive Steering committee is co-chaired by the Chief Risk Officer and the Director of Human Resources.

At the January 2019 and 2020 meetings of the Compensation Committee, the Chief Risk Officer and the Director of Human Resources presented the incentive plan and risk review analysis for 2019 and 2020, respectively. Based on the Compensation Committee’s deliberations, the Compensation Committee concluded that our compensation policy and practices for 2019 and 2020 do not create risks that are likely to have a material adverse effect that would cause plan participants to take unnecessary risks.

Compensation Committee Interlocks and Insider Participation

Cynthia A. Hartley, Paula Harper Bethea Jean E. Davis, Thomas J. Johnson and James W. Roquemore served as members of the Compensation Committee during fiscal year 2019. During fiscal year 2019, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Exchange Act.

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is provided by the following independent directors, who serve on the Compensation Committee as of the date of this Proxy Statement and who served on the Compensation Committee during 2019: Cynthia A. Hartley and Jean E. Davis.

Paula Harper Bethea, Thomas J. Johnson and James W. Roquemore, each of whom were independent directors, also served on the Compensation Committee during 2019, but each ceased to be members of the Board of Directors and the Compensation Committee on June 7, 2020 in connection with the Merger. David Saylers and Joshua Snively, each of whom are independent directors, joined the Board of Directors and Compensation Committee on June 7, 2020 in connection with the Merger and did not participate in the review, discussion or recommendation with respect to the Compensation Discussion and Analysis included in this Proxy Statement.

Summary Compensation Table

The following table shows compensation we paid to our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017. Each component of compensation is discussed in further detail in the footnotes following the table.

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Name and Principal Position as of December 31, 2019	Year	(1)		(2)(3)	(4)	(5)	(6)	(7)	Total ($)
Robert R. Hill, Jr.	2019	$850,000	$—	$1,216,993	$—	$1,118,813	$—	$54,548	$3,240,354
Chief Executive Officer of South State Corporation	2018	782,134	—	833,032	323,936	1,225,995	—	52,912	3,218,009
	2017	761,201	—	635,455	320,471	1,255,982	36,685	45,604	3,055,398
John C. Pollok	2019	614,534	—	754,197	—	686,742	—	33,146	2,088,619
Senior Executive Vice President and Chief Financial Officer	2018	558,667	—	486,835	189,320	716,491	—	39,777	1,991,090
	2017	543,715	—	371,368	187,296	734,015	33,998	41,937	1,912,329
Greg A. Lapointe(8)	2019	436,176	—	345,794	—	318,256	—	12,820	1,113,046
President of South State Bank

Renee R. Brooks	2019	409,000	—	292,805	—	269,173	—	12,820	983,798
Senior Executive Vice President and Chief Operating Officer	2018	349,094	—	435,642	78,876	298,475	—	30,028	1,192,115
	2017	339,751	—	154,751	77,422	305,776	8,693	22,125	908,518
John S. Goettee(8)	2019	386,521	—	276,702(3)	—	254,379	—	12,820	930,422
President of South Carolina and Georgia Markets

(1)	Consists of total salary compensation, including all amounts that have been deferred at the executive’s election. During 2019, 2018 and 2017, Mr. Hill deferred $1,667, $38,333 and $52,083, respectively, and Mr. Goettee deferred $30,887, $29,068 and $26,368, respectively (see description of plan on page 64).
(2)	The grant date fair value of all stock awards shown in this column were computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the valuation of the stock awards see Note 19, “Share-based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)	All stock awards for 2019 are PRSUs and are shown in the table assuming the target performance level. However, if the highest performance level with respect to such PRSUs granted in 2019 are satisfied, then the value of the PRSUs, determined as of the grant date, would be as follows: Mr. Hill—$1,564,657; Mr. Pollok—$942,697; Mr. Lapointe—$446,090; Mrs. Brooks—$376,464; and Mr. Goettee—$355,750.
(4)	We granted stock options pursuant to our 2017 and 2016 Executive Incentive Plans in January 2018 and 2017, respectively. However, beginning with the 2018 Executive Incentive Plan, which governed awards granted in January 2019, we ceased including stock options in our Executive Incentive Plan. The grant date fair value of all stock option awards shown in this column were computed in accordance with FASB ASC Topic 718. For a discussion of assumptions used in the valuation of the stock awards see Note 19, “Share based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)	Reflects the dollar value of all amounts earned during the fiscal year pursuant the performance-based annual cash incentive plan. See “Compensation Discussion and Analysis—2019 Executive Incentive Plan—Annual Cash Incentive Plan (AIP)” above for a description of how the Compensation Committee determined the incentive payments awarded in 2019.
(6)	Includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate. During 2019, nonqualified deferred compensation plan balances experienced an unrealized loss, and there was no income exceeding 120% of applicable long-term federal rate.
(7)	The following table provides all other compensation in 2019:

Name	Matching Contributions to 401k Retirement Savings Plan ($)	Life Insurance and Long-term Disability Premium ($)	Dividends on Unvested Restricted Stock ($)	Club Memberships ($)	Imputed Taxable Value of Vehicles ($)	Other Cash ($)	Total ($)
Robert R. Hill, Jr.	$11,200	$1,620	$22,577	$2,376	$76	$16,699	$54,548
John C. Pollok	11,200	1,620	19,165	—	261	900	33,146
Greg A. Lapointe	11,200	1,620	—	—	—	—	12,820
Renee R. Brooks	11,200	1,620	—	—	—	—	12,820
John S. Goettee	11,200	1,620	—	—	—	—	12,820

(8)	Mr. Lapointe and Mr. Goettee qualified as named executive officers for the first time in 2019, and thus information with respect to 2018 and 2017 is not required to be reported pursuant to SEC rules.

Grants of Plan Based Awards

			Estimated Possible Payouts			Estimated Possible Payouts
			Under Non-Equity Incentive			Under Equity Incentive			Grant Date
			Plan Awards			Plan Awards			Fair Value
		Approval	(1)			(2)			of Stock
	Grant	of Award	Thres-			Thres-		Maxi-	Awards ($)
Name	Date	Date	hold ($)	Target ($)	Maximum ($)	hold (#)	Target (#)	mum (#)	(3)
Robert R. Hill, Jr.	2/1/19	2/1/19				9,107	18,213	23,416	1,216,993
	n/a	n/a	595,000	1,190,000	1,530,000
John C. Pollok	2/1/19	2/1/19				5,644	11,287	14,108	754,197
	n/a	n/a	368,720	737,441	921,801
Greg A. Lapointe	2/1/19	2/1/19				2,588	5,175	6,676	345,794
	n/a	n/a	169,236	338,036	436,176
Renee R. Brooks	2/1/19	2/1/19				2,191	4,382	5,634	292,805
	n/a	n/a	143,150	286,300	368,100
John S. Goettee	2/1/19	2/1/19				2,071	4,141	5,324	276,702
	n/a	n/a	135,282	270,565	347,869

(1)	These amounts represent ranges of the possible cash payouts pursuant to the AIP component of our 2019 Executive Incentive Plan, with all payments subject to the achievement of specified performance objectives. Actual amounts paid under the AIP are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above. See “Compensation Discussion and Analysis—2019 Executive Incentive Plan—Annual Cash Incentive Plan (AIP)” above for a further description of the AIP.
(2)	These amounts represent ranges of the possible payouts, denominated in the number of shares of common stock, under PRSUs granted in 2019 with respect to the three-year performance period (2019-2021) under the LTIP component of our 2019 Executive Incentive Plan. All such awards were issued under the 2012 Omnibus Plan. See “Compensation Discussion and Analysis—2019 Executive Incentive Plan—Long-Term Equity Incentive Plan” above for a further description of the LTIP. These amounts represent ranges of the possible payouts, denominated in the number of shares of common stock, under performance-based RSUs granted in 2019 with respect to the three-year performance period (2019-2021) under the 2019 LTIP. The 2019 LTIP is further explained in the “Compensation Discussion and

Analysis” section of this Proxy Statement. The fair value of the performance-based RSUs, which were issued on February 1, 2019, was estimated at the target performance level and valued at $66.82 per share.
(3)	This amount represents the grant date fair market value of all PRSU computed in accordance with FASB Topic 718.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Robert R. Hill, Jr.	6,249	—			32.46	1/27/2021	11,794	$1,023,130	38,004	(8)	$3,296,847
	5,936	—			31.75	1/26/2022
	7,534	—			41.45	1/24/2023
	7,247	—			66.32	1/22/2024
	10,439	—			61.42	1/21/2025
	7,584	2,529	(5)		63.54	1/20/2026
	4,518	4,518	(6)		91.35	1/25/2027
	2,891	8,674	(7)		91.05	1/17/2028
John C. Pollok	4,488	—			66.32	1/22/2024	9,797	$849,890	22,634	(9)	$1,963,500
	6,101	—			61.42	1/21/2025
	4,432	1,478	(5)		63.54	1/20/2026
	2,640	2,641	(6)		91.35	1/25/2027
	1,689	5,070	(7)		91.05	1/17/2028
Greg A. Lapointe	1,454	—			61.49	3/27/2024	—	$—	13,326	(10)	$1,156,031
	896	896	(6)		91.35	1/25/2027
	573	1,721	(7)		91.05	1/17/2028
Renee R. Brooks	1,223	—			41.45	1/24/2023	—	$—	12,214	(11)	$1,059,565
	1,333	—			66.32	1/22/2024
	2,522	—			61.42	1/21/2025
	1,832	611	(5)		63.54	1/20/2026
	1,091	1,092	(6)		91.35	1/25/2027
	704	2,112	(7)		91.05	1/17/2028
John S. Goettee	1,454	—			61.49	3/27/2024	—	$—	9,151	(12)	$793,849
	896	896	(6)		91.35	1/25/2027
	573	1,721	(7)		91.05	1/17/2028

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term. As described above under “Compensation Discussion and Analysis—Other Aspects of Our Executive Compensation Program—Equity Grant Practices,” the Company did not grant any options in 2019.

(1)	Represents the total number of shares subject to unexercised options at year-end 2019, including exercisable (vested) and unexercisable (unvested) options. The number of options granted and the options exercise price have been adjusted to reflect any applicable stock dividends.
(2)	The number of shares of restricted stock granted has been adjusted to reflect any applicable stock dividends. Represents shares of restricted stock granted to Mr. Hill and Mr. Pollok on January 22, 2009, which vest in equal annual increments on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old.
(3)	Market value is based on a closing price of $86.75 as of December 31, 2019, the last business day of the fiscal year.
(4)	Represents PRSUs that are subject to the achievement of pre-established performance metrics and the NEO’s continued employment through the applicable performance period. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The number of unearned PRSUs reported assumes the units are earned and vested at the maximum performance level.
(5)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 25, 2020 and January 25, 2021.

(6)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 17, 2020, January 17, 2021 and January 17, 2022.
(7)	The stock awards that have not vested comprise the following grants and vesting periods: the January 22, 2009 grants to Mr. Hill and Mr. Pollok vest on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old for Mr. Hill and Mr. Pollok.
(8)	Represents the following unvested PRSUs granted to Mr. Hill:
a.	14,588 shares with a performance period ending December 31, 2020 that vest as described in footnote 4, above.
b.	23,416 shares with a performance period ending December 31, 2021 that vest as described in footnote 4, above.
(9)	Represents the following unvested PRSUs granted to Mr. Pollok:
a.	8,526 shares with a performance period ending December 31, 2020 that vest as described in footnote 4, above.
b.	14,108 shares with a performance period ending December 31, 2021 that vest as described in footnote 4, above.
(10)	Represents the following unvested PRSUs granted to Mr. Lapointe:
a.	3,827 shares with a performance period ending December 31, 2020 that vest as described in footnote 4, above.
b.	6,676 shares with a performance period ending December 31, 2021 that vest as described in footnote 4, above.
c.	2,823 shares with a performance period ending April 18, 2022 that vest as described in footnote 4, above.
(11)	Represents the following unvested PRSUs granted to Ms. Brooks:
a.	3,552 shares with a performance period ending December 31, 2020 that vest as described in footnote 4, above.
b.	5,634 shares with a performance period ending December 31, 2021 that vest as described in footnote 4, above.
c.	3,028 shares with a performance period ending October 18, 2022 that vest as described in footnote 4, above.
(12)	Represents the following unvested PRSUs granted to Mr. Goettee:
a.	3,827 shares with a performance period ending December 31, 2020 that vest as described in footnote 4, above.
b.	5,324 shares with a performance period ending December 31, 2021 that vest as described in footnote 4, above.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	—	—	12,389	$1,074,746
John C. Pollok	15,148	601,316	7,911	686,279
Greg A. Lapointe	—	—	2,115	183,476
Renee R. Brooks	—	—	2,596	225,203
John S. Goettee	—	—	2,115	183,476

(1)	Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.
(2)	Reflects the vested shares that were received pursuant to the stock-based benefit plan by each NEO that in the case of these awards vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill and Mr. Pollok reach their retirement age of 60 years old. As described in further detail under “2019 Long-Term Incentive Plan—Results of 2017 Long-Term Incentive Plan Which Ended in 2019” beginning on page 53, also reflects PRSUs that were granted by us in January 2017 and which have been earned by the NEOs and vested based on performance for the three-year period ended December 31, 2019.
(3)	Value realized is based on the market value of the underlying shares on the vesting date.

Pension Benefits

We previously maintained a non-contributory defined benefit pension plan (the “pension plan”) covering all employees hired on or before December 31, 2005, who had attained age 21, and who had completed one year of eligible service. Our funding policy on the pension plan was based principally, among other considerations, on contributing an amount necessary to satisfy the Internal Revenue Service’s (“IRS’s”) funding standards. During 2018, we made the decision to terminate the pension plan, and we received approval from the IRS through a determination letter to proceed with the termination. The termination of the pension plan was recorded during the second quarter of 2019, and distributions of assets from the pension plan were fully paid out by the fourth quarter of 2019.

For 2019, our NEOs received payments as a result of the final distribution of assets from the pension plan:  Mr. Hill—$227,335; Mr. Pollok—$220,443; Mrs. Brooks—$45,236; and Mr. Goettee—$40,574.

Deferred Compensation Plan

We have adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from our general assets, and will be subject to claims of our creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment and upon certain automatic distribution events (death, disability, separation from service and change in control). For additional information, see “Compensation Discussion and Analysis—Other Aspects of Our Executive Compensation Program—Deferred Compensation Plan” above.

The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar years ended December 31, 2019, 2018 and 2017, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant’s contribution was deferred as of the first business day of 2019.

	Rates of Return
Name of Fund	2019	2018	2017
Vanguard Selected Value	29.54%	(19.73)%	19.51%
Metropolitan West Total Return	9.09%	0.16%	3.43%
Federated Treasury Obligations	2.07%	1.64%	0.73%
Columbia Dividend Income	28.13%	(4.39)%	20.74%
Mainstay Large Cap Growth	33.67%	3.74%	32.39%
T. Rowe Price Mid Cap Growth	31.53%	(2.04)%	24.86%
Diamond Hill SC	21.36%	(19.36)%	10.62%
Amer Fds EuroPacific R5	27.37%	(14.95)%	31.09%
T. Rowe Price New Horizons	37.71%	4.04%	31.49%
Templeton Global Bond	0.89%	1.44%	2.62%
PIMCO Commodity Real Return	12.27%	(13.77)%	2.70%
Vanguard REIT Index	28.94%	(5.95)%	4.94%
Vanguard Short-Term Bond	5.84%	0.96%	2.13%
Vanguard Index 500 Adm	31.46%	(4.43)%	21.79%
Principal High Yield	13.78%	(4.53)%	8.14%

The table below summarizes the account balances in the deferred compensation savings plan for each NEO who participates in the deferred compensation plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$1,667	$—	$247,532	$—	$1,573,508
John S. Goettee	30,887	—	75,872	—	419,042

(1)	Includes the total compensation to the above NEOs for which payment was deferred in 2019. These amounts also comprise part of the amounts in the “Salary” column of the Summary Compensation Table, as follows: during 2019, 2018 and 2017, Mr. Hill deferred $1,667, $38,333 and $52,083, respectively, and Mr. Goettee deferred $30,887, $29,068 and $26,368, respectively.
(2)	Includes total loss in 2019 on the aggregate balance in the NEO’s deferred compensation plan.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of his or her termination of employment or a change in control of the Company.

The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by us without cause, termination by us for cause, normal retirement, early retirement, termination due to disability, termination due to death, and termination associated with a change in control are shown in the tables below. Of our NEOs, only Mr. Goettee was retirement-eligible as of December 31, 2019. The amounts assume that such termination or change in control was effective as of December 31, 2019 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date under each executive’s employment agreement, and other agreements and plans, in effect as of December 31, 2019.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. In addition, as disclosed above in “Compensation Discussion and Analysis—Other Aspects of Our Executive Compensation Program—Employment and Non-Competition Agreements Effective as of June 7, 2020,” our NEOs entered into new employment arrangements in connection with the Merger that became effective when the Merger closed on June 7, 2020, which provide for compensation and benefits upon a terminations of employment or change in control that differ from the amounts described below.

For purposes of each named executive officer’s (referred to as the “Employee” below) employment agreement in effective as of December 31, 2019, the terms “good reason”, “cause”, “disability”, “change in control” and “total compensation” are defined below:

(a)	“Good Reason” means, without Employee’s written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:
i.	the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee’s responsibilities or the condition of Employee’s employment from those contemplated in the employment agreement;
ii.	a reduction by the Company in Employee’s total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;
iii.	the relocation of the Company’s headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company’s requiring Employee to be based anywhere other than the Company’s offices at such location, except for required travel on Company business;
iv.	the failure by the Company to pay Employee any portion of Employee’s compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or
v.	the giving of notice by the Company of non-renewal of the employment agreement.
(b)	“Cause” generally means: (i) the repeated failure of Employee to perform his responsibilities and duties; (ii) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (iii) being charged with a felony; (iv) habitual absenteeism; (v) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee’s judgment or performance; (vi) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (vii) bringing firearms or weapons into the workplace; (viii) the Employee’s failure to comply with policies, standards, and regulations of Company; (ix) the Employee’s engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (x) the Employee’s engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (ix) the Employee engaging in sexual or other form of illegal harassment.
(c)	“Disability” means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any 12-month period.
(d)	“Change in Control” means the occurrence of one of the following:
i.	A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;
ii.	A change in the effective control of the Company occurs on the date that (A) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his or her most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (B) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.
iii.	A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his or her most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

(e)	“Total Compensation” for each named executive officer includes the employee’s base salary, the greater of the employee’s annual bonus for the fiscal year preceding the year in which the executive’s employment terminates or the average bonus for the five years preceding the year of termination, and the amount the Company contributes annually toward the employee’s health and dental insurance premiums. For Mr. Hill, total compensation also includes reimbursement for country club dues and other such dues and fees as may be approved by the Board of Directors.

The following table outlines certain differences between each agreement for Mr. Hill, Mr. Pollok, Mr. Lapointe, Mrs. Brooks and Mr. Goettee:

Name	Change in Control Payout Multiple	Non-Compete Period (Months)
Robert R. Hill, Jr.	.99 times	24
John C. Pollok	2.5 times	24
Greg A. Lapointe	2 times	12
Renee R. Brooks	2 times	12
John S. Goettee	2 times	12

Mr. Hill is the only NEO entitled to receive compensation for his noncompete agreement. His noncompete agreement is set for a 24-month period starting on his termination date (or 12 months in the event of a termination for cause). He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item e) above, paid in two equal lump sums, the first at the time of his termination and the second on the first anniversary of his termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

On January 22, 2009, we established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill and Pollok. The grants were intended to more closely align the interests of these executives with our long-

term profitability and our shareholders. Each restricted stock grant vests in equal annual increments on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. The grant date fair value per share of the stock granted was $27.57 on January 22, 2009.

The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2019.

Robert R. Hill, Jr.

The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., who served as the Company’s Chief Executive Officer as of December 31, 2019.

Compensation and/or Benefits	Voluntary Termination by Executive Without Good Reason	Voluntary Termination by Executive for Good Reason (not CIC related)	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Payable upon Termination	(1)	(2)	(2)	(3)	(4)	(5)	(6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$—	$2,086,769	$2,086,769	$—	$2,086,769	$2,086,769	$2,065,901
Noncompete Payments	4,173,537	4,173,537	4,173,537	—	—	—	4,173,537
Intrinsic Value of Unvested Stock Options (7)	—	—	—	—	58,698	58,698	58,698
Intrinsic Value of Unvested PRSUs (8)	—	—	—	—	1,089,060	2,423,535	2,423,535
Benefits & Perquisites
Equity-Based Retirement Benefit (8)(9)	—	—	—	—	1,023,130	1,023,130	1,023,130
Medical & Dental Insurance	—	8,398	8,398	—	8,398	—	—
Company Car and Club Dues	—	2,376	2,376	—	—	—	—
Tax Gross Up (10)	—	—	—	—	—	—	—
Total Benefit	$4,173,537	$6,271,080	$6,271,080	$—	$4,266,055	$5,592,132	$9,744,801

(1)	As consideration for the Executive’s covenant not to compete, he will receive payment of Total Compensation in two lump sum payments. Total Compensation for Mr. Hill consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical and dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past 12 months.
(2)	The Company shall continue to pay to the Executive his Total Compensation for a period of 12 months in accordance with the Company’s customary payroll practices. In addition, the Company shall continue to provide medical, dental, and other benefits for a 12-month period on the same basis as in effect at the time of termination. As consideration for his covenant not to compete, Executive will also receive payment of Total Compensation in two lump sum payments.
(3)	The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of 12 months with no payments due to the Executive.
(4)	The Company will pay to the Executive an amount equal to 12 months’ Total Compensation in a lump sum and will continue medical and dental benefits for a 12-month period on the same basis as in effect on the date of Disability. Vesting of Option Awards is not accelerated upon termination in the event of Disability; rather, any unvested Option Awards are forfeited. Vesting of PRSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.
(5)	The Company will pay to the beneficiary of the Executive an amount equal to 12 months’ Total Compensation in a lump sum. Vesting of Option Awards is not accelerated upon termination in the event of Death; rather, any unvested Option Awards are forfeited. PRSUs will vest at 100% of the Target level performance (included in the value above).

(6)	Following the Executive’s termination by the Company for any reason in anticipation of or during the two years following a Change in Control, other than for death, Disability or Cause, or following the Executive’s termination for any reason other than death or Disability during the 30-day period immediately following elapse of six months after a Change in Control (the “Window Period”) or the Executive’s resignation for Good Reason, the Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. As consideration for his covenant not to compete, Executive will also receive payment of Total Compensation in two lump sum payments.

Upon a Change in Control, with or without termination, Option Awards and the Equity-Based Retirement Benefit Shares granted in 2009 will be fully accelerated based on 100% of remaining non-vested options and shares, respectively. Upon a Change in Control, with or without termination, PRSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(7)	The value of Option Awards is based on the difference between the current market price of $86.75 as of December 31, 2019 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price).
(8)	The value of Restricted Stock Units and the Equity-Based Retirement Award Shares is based on the market price of $86.75 as of December 31, 2019.
(9)	Mr. Hill was granted restricted stock in January 2009, which vest in equal annual increments on December 31 of each year with final vesting at the end of the month in which he reaches his retirement age of 60 years old, to provide a similar economic benefit to his previous SERP arrangement and to more closely align his interests with the long-term profitability of the Company and its shareholders. Under the award agreement, if Mr. Hill’s employment is terminated due to death, disability or if there is a Change of Control, 100% of the remaining non-vested shares will be fully accelerated.
(10)	Per Mr. Hill’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Hill is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Code. The Company believes that the structure and timing of Mr. Hill’s payments upon a change in control as of December 31, 2019 would not have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Code.

John C. Pollok

The following table describes the potential payments upon termination for various reasons for John C. Pollok, who served as the Company’s Chief Financial Officer as of December 31, 2019.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5)
John C. Pollok
Compensation
Cash Severance	$—	$307,267	$—	$—	$—	$3,355,538
Intrinsic Value of Unvested Stock Options (6)	—	—	—	34,304	34,304	34,304
Intrinsic Value of Unvested PRSUs (7)	—	—	—	1,199,087	2,016,157	2,016,157
Benefits & Perquisites
Equity Based Retirement Benefit (7)(8)	—	—	—	849,803	849,803	849,803
Medical & Dental Insurance	—	5,595	—	—	—	—
Tax Gross Up (9)	—	—	—	—	—	—
Total Benefit	$—	$312,862	$—	$2,083,194	$2,900,264	$6,255,802

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.
(2)	The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.
(3)	Vesting of Option Awards is not accelerated upon termination in the event of Disability; rather, any unvested Option Awards are forfeited. Vesting of PRSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.
(4)	Vesting of Option Awards is not accelerated upon termination in the event of Death; rather, any unvested Option Awards are forfeited. PRSUs will vest at 100% of the Target level performance (included in the value above).
(5)	Following the Executive’s termination by the Company for any reason in anticipation of or during the one year following a Change in Control, other than for death, Disability or Cause, or following the Executive’s termination for any reason other than death or Disability during the Window Period or the Executive’s resignation for Good Reason, the Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon termination of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and the Equity-Based Retirement Benefit Shares granted in 2009 will be fully accelerated based on 100% of remaining non-vested options and shares, respectively. Upon a Change in Control, with or without termination, PRSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)	The value of Option Awards is based on the difference between the current market price of $86.75 as of December 31, 2019 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price).
(7)	The value of Restricted Stock Units and the Equity-Based Retirement Award Shares is based on the market price of $86.75 as of December 31, 2019.
(8)	Mr. Pollok was granted restricted stock in 2009, which vest in equal annual increments on December 31 of each year with final vesting at the end of the month in which he reaches his retirement age of 60 years old, to provide a similar economic benefit to his previous SERP arrangement and to more closely align his interests with the long-term profitability of the Company and its shareholders. Under the award agreement, if Mr. Pollok’s employment is terminated due to death, disability or if there is a Change of Control, 100% of remaining non-vested shares will be fully accelerated.
(9)	Per Mr. Pollok’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Pollok is entitled to receive a Gross-Up Payment in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Code. The Company believes that the structure and timing of Mr. Pollok’s payments upon a change in control as of December 31, 2019 would not have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Code.

Greg A. Lapointe

The following table describes the potential payments upon termination for various reasons for Greg Lapointe, who served as the President of the Company’s subsidiary, South State Bank, as of December 31, 2019.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Greg A. Lapointe
Compensation
Cash Severance	$—	$436,176	$—	$—	$—	$1,539,592
Intrinsic Value of Unvested PRSUs (7)	—	—	—	297,206	670,231	670,231
Benefits & Perquisites
Medical & Dental Insurance	—	11,989	—	—	—	—
Total Benefit	$—	$448,165	$—	$297,206	$670,231	$2,209,823

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.
(2)	The Company shall pay to the Executive his Base Salary for 12 months following termination through customary payroll practices. The Company shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 12 months.
(3)	Vesting of PRSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.
(4)	PRSUs will vest at 100% of the Target level performance (included in the value above).
(5)	Following the Executive’s termination by the Company for any reason in anticipation of or during the one year following a Change in Control, other than for death, Disability or Cause, or following the Executive’s termination for any reason other than death or Disability during the Window Period or the Executive’s resignation for Good Reason, the Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon termination of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, PRSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)	The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Section 280G of the Code. As of December 31, 2019, no such reduction in benefit would have been necessary for Mr. Lapointe.
(7)	The value of PRSUs is based on the market price of $86.75 as of December 31, 2019.

Renee R. Brooks

The following table describes the potential payments upon termination for various reasons for Renee Brooks, the Company’s Chief Operating Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Renee R. Brooks
Compensation
Cash Severance	$—	$349,094	$—	$—	$—	$1,501,748
Intrinsic Value of Unvested Stock Options (7)	—	—	—	14,181	14,181	14,181
Intrinsic Value of Unvested PRSUs (8)	—	—	—	420,289	594,884	594,884
Benefits & Perquisites
Medical & Dental Insurance	—	13,712	—	—	—	—
Total Benefit	$—	$362,806	$—	$434,470	$609,065	$2,110,813

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.
(2)	The Company shall pay to the Executive her Base Salary for 12 months following her termination through customary payroll practices. The Company shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if she were an active employee for a period of 12 months.
(3)	Vesting of Option Awards is not accelerated upon termination in the event of Disability; rather, any unvested Option Awards are forfeited. Vesting of PRSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.
(4)	Vesting of Option Awards is not accelerated upon termination in the event of Death; rather, any unvested Option Awards are forfeited. PRSUs will vest at 100% of the Target level performance (included in the value above).
(5)	Following the Executive’s termination by the Company for any reason in anticipation of or during the one year following a Change in Control, other than for death, Disability or Cause, or following the Executive’s termination for any reason other than death or Disability during the Window Period or the Executive’s resignation for Good Reason, the Company (or its successors) shall pay the Executive, or her beneficiary in the event of her subsequent death, an amount equal to two times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards will be fully accelerated based on 100% of remaining non-vested options. Upon a Change in Control, with or without termination, PRSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)	The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Section 280G of the Code. As of December 31, 2019, no such reduction in benefit would have been necessary for Mrs. Brooks.
(7)	The value of Option Awards is based on the difference between the current market price of $86.75 as of December 31, 2019 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price).

(8)	The value of PRSUs is based on the market price of $86.75 as of December 31, 2019.

John S. Goettee

The following table describes the potential payments upon termination for various reasons for John S. Goettee, who served as the President of the South Carolina and Georgia markets as of December 31, 2019.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Retirement or Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
John S. Goettee
Compensation
Cash Severance	$—	$386,521	$—	$—	$—	$1,440,282
Intrinsic Value of PRSUs (7)	—	—	—	267,335	580,618	580,618
Benefits & Perquisites
Medical & Dental Insurance	—	11,989	—	—	—	—
Total Benefit	$—	$398,510	$—	$267,335	$580,618	$2,020,900

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.
(2)	The Company shall pay to the Executive his Base Salary for 12 months following termination through customary payroll practices. The Company shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 12 months.
(3)	If the Executive is terminated due to disability or retirement, vesting of PRSUs is not accelerated upon such termination. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed. Under the PRSU agreements, retirement means a termination by the Executive after attaining age 55 with at least ten years of service. Mr. Goettee is retirement eligible under this definition.
(4)	PRSUs will vest at 100% of the Target level performance (included in the value above).
(5)	Following the Executive’s termination by the Company for any reason in anticipation of or during the one year following a Change in Control, other than for death, Disability or Cause, or following the Executive’s termination for any reason other than death or Disability during the Window Period or the Executive’s resignation for Good Reason, the Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon termination of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, PRSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)	The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Section 280G of the Code. As of December 31, 2019, no such reduction in benefit would have been necessary for Mr. Goettee.
(7)	The value of PRSUs is based on the market price of $86.75 as of December 31, 2019.

Chief Executive Officer Pay Ratio

As required by Item 402(u) of Regulation S-K, as of December 31, 2019, the pay ratio for total compensation of Robert R. Hill, Jr., our Chief Executive Officer as of December 31, 2019, to the median of the annual total compensation of all employees was 58 to 1. For the period ending December 31, 2019, the median of the annual total compensation of all of our employees, with the exception of Robert R. Hill, Jr., our Chief Executive Officer as of December 31, 2019, was $56,256, and the annual total compensation of Mr. Hill was $3,240,354.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer:

1.	As of December 31, 2019, our employee population consisted of approximately 2,346 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date. This date was selected because it aligned with a payroll cycle and allowed us to identify employees in a reasonably efficient manner.
2.	To find the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we used wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2019. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2019, but did not work for us for the entire year. No full-time equivalent adjustments were made for part-time employees.
3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
4.	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $56,256.

Total compensation for Mr. Hill represents the amount reported in the “Total” column of our 2019 Summary Compensation Table and includes salary, restricted stock grants, option awards, PRSUs, non-equity incentive compensation, nonqualified deferred compensation and other compensation.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the Board of Directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own $125,000 of our common stock by the end of the third anniversary of the first election to the Board of Directors, and $250,000 of our common stock by the end of the sixth anniversary of the first election to the Board of Directors. Director compensation is recommended by the Compensation Committee after discussion with the independent compensation consultant and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

For the fiscal year ended December 31, 2019, our non-employee directors were paid an annual cash retainer fee to each director and committee chair of $50,000 and $60,000, respectively. Directors who are also officers of the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director.

In May 2019, we awarded to each non-employee director serving at the time 721 shares of restricted common stock except for 865 shares awarded to each of Jean E. Davis, Martin B. Davis, Cynthia A. Hartley, and Kevin P. Walker, who serve as the chair of the Governance, Risk, Compensation, and Audit Committee, respectively. These awards were granted following our 2019 annual meeting of shareholders and vest 25% per quarter over a period of one year from the date of grant. We intend to grant restricted common stock awards annually to our non-employee directors in similar amounts and terms following the Annual Meeting, under the authorization of the 2019 Omnibus Incentive Plan.

Robert R. Horger, who served as the Chairman of our Board until the Merger closed on June 7, 2020, received $137,583 in 2019 for serving in that capacity. In addition, in January 2019, we granted to Mr. Horger 1,148 shares of restricted common stock valued at $59.95 per share at the date of grant. The restricted stock cliff vests 100% at the end of four years. As previously described in the Joint Proxy Statement/Prospectus related to the Merger, In June of 2020 we granted to Mr. Horger a pay to integrate award of $450,000, which was credited to his nonqualified deferred compensation account and will vest if he continues to serve as a director through the date of the systems conversion of South State and CenterState, in order to compensate him for his additional responsibilities in connection with the Merger and the systems conversion of South State and CenterState.

The following table sets forth the fees and all other forms of compensation paid in 2019 to former Chairman Horger and each director who served as director in 2019. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger (6)	$137,583	$68,823	$—	$—	$—	$9,978	$216,384
Jimmy E. Addison (7)	15,000	—	—	—	—	65	15,065
Paula Harper Bethea(9)	50,000	54,306	—	—	—	741	105,047
James C. Cherry (8) (9)	—	—	—	—	—	333,334	333,334
Jean E. Davis	50,000	65,152	—	—	—	878	116,030
Martin B. Davis	60,000	65,152	—	—	—	889	126,041
Robert H. Demere Jr.	50,000	54,306	—	—	—	741	105,047
Cynthia A. Hartley	60,000	65,152	—	—	—	889	126,041
Thomas J. Johnson(9)	50,000	54,306	—	—	—	741	105,047
Grey B. Murray(9)	50,000	54,306	—	—	—	741	105,047
James W. Roquemore(9)	50,000	54,306	—	—	—	741	105,047
Thomas E. Suggs(9)	50,000	54,306	—	—	—	741	105,047
Kevin P. Walker	60,000	65,152	—	—	—	889	126,041

(1)	Includes total compensation earned through salary (former Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Refer to the “Board of Directors and Committees” section of this Amendment No. 1 for more information regarding committee membership and fees.

(2)	From time to time, we award shares of restricted stock to our directors. All shares of restricted common stock awarded to the non-employee directors during 2019 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted common shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of our common stock on the date of the grant ($59.95 on the date of grant for former Chairman Horger and $75.32 on the date of grant for all of the other directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.
(3)	These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The Board of Directors’ total aggregate amount of stock options outstanding at December 31, 2019 was 11,121.
(4)	During 2019, nonqualified deferred compensation plan balances experienced an unrealized gain/loss; however, there was no income exceeding 120% of the AFR.
(5)	Includes a $1.67 dividend ($0.38 for first quarter, $0.40 for second quarter, $0.43 for third quarter, and $0.46 for fourth quarter) on all unvested restricted common stock grants outstanding at the time of the dividend. For former Chairman Horger, the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.
(6)	In October 2019, the Compensation Committee recommended that the Board of Directors increase the base compensation of former Chairman Horger by 2.75% effective January 1, 2020.
(7)	Mr. Addison served as chair of the Governance Committee until his retirement from the Board of Directors effective as of April 25, 2019.
(8)	Mr. Cherry entered into a consulting agreement in connection with the acquisition of Park Sterling Financial Corporation on November 30, 2017. The agreement is for a 36-month period and expires on November 30, 2020. The amount paid under this agreement for 2019 was $333,334.
(9)	Resigned from the Board of Directors on June 7, 2020 in connection with the Merger.

Following completion of the Merger, in July 2020 the Compensation Committee and the Board undertook a review of non-employee director compensation in light of the significant increase in our size, scope and the complexity of our business as a result of the Merger. We engaged McLagan, an Aon company, to perform a market analysis of non-employee director compensation for financial institutions that the consultant deemed to be of a size and to have certain other characteristic similar to the Company. After reviewing this market analysis, the Compensation Committee and the Board determined that, to position the Company to continue to retain and recruit qualified directors, it was in the Company’s best interests to revise the non-employee director compensation program, as follows, which the Compensation Committee recommended to the Board and which the Board approved effective as of July 29, 2020:

●	The annual cash retainer was increased from $50,000 to $60,000 for each non-employee director serving on the Board;
●	An additional cash retainer of $10,000 shall be paid to each non-employee director for serving on each committee of the Board;
●	An additional cash retainer of $15,000 shall be paid to the chair of each committee, with the exception of the chair of the Culture Committee, which shall receive a cash retainer of $61,000, such cash retainer being increased from $10,000 paid to committee chairs in 2019;
●	The lead independent director shall be paid an additional cash retainer of $25,000 for serving in such capacity; and

●	The annual equity retainer was increased from $50,000 to $75,000 for each non-employee director serving on the Board.

Directors who are also officers of the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director.

In addition, as previously described in the Joint Proxy Statement/Prospectus with respect to the Merger, Mr. Pinner is eligible for a pay to integrate award, which provides for a cash payment of $450,000 within 30 days following the successful completion of the systems conversion of South State and CenterState.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit relationships with some of the directors of the Company and the Bank and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The terms “members of the immediate families” or “immediate family members” for purposes of this section includes each person’s spouse, parent, stepparent, children, stepchild, sibling, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law, and any person sharing the same household of such person.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing, as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

Robert R. Horger, our former Chairman of the Board and current director, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which we engaged, among other law firms, as counsel during 2019 and may engage during the current fiscal year. In 2019, we and Mr. Horger were involved in non-material related party transactions in that we made payments totaling approximately $17,151 to Horger, Barnwell & Reid, L.L.P. This amount did not exceed either $200,000 or 5% of the law firm’s gross revenue.

Thomas E. Suggs, a former director, has served as President and Chief Executive Officer of HUB Carolinas, a region of HUB International, an insurance brokerage and consulting firm that we have used since 2011 and will continue to use during the current fiscal year as an insurance broker for certain policies. Mr. Suggs was previously the President and Chief Executive Officer, and a majority owner, of Keenan & Suggs, Inc., an insurance broker and consulting firm that we also used for certain policies, before it was acquired by HUB International, the seventh largest brokerage in the world, in August 2016. In 2019, we made insurance premium payments directly to either HUB International, as our insurance placement agent, or insurance carriers. Commissions earned on these policies were well below 5% of HUB International’s total gross revenue for 2019, which is a key measure under The NASDAQ Stock Market’s independence requirements.

We have adopted a Code of Ethics policy that contains written procedures for reviewing transactions between us and our directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Code of Ethics policy is located on our website at https://www.southstatebank.com/ under Investor Relations.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Governance and Nominating Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under The NASDAQ Stock Market listing standards and applicable SEC rules.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

In addition to the annual review, we have appointed a corporate ethics officer to implement and monitor compliance with the Code of Ethics policy. The corporate ethics officer reports to our general auditor who passes this information to the Board’s Audit Committee and Chief Executive Officer quarterly and also advises our executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

DELINQUENT SECTION 16(A) REPORTS

As required by Section 16(a) of the Exchange Act, our directors and executive officers are required to report periodically their ownership of our stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of the Forms 3, 4 and 5, it appears that all such reports for these persons were filed timely in 2019, except for one late Form 4 relating to 1,332 shares of Restricted Stock Units granted to Keith S. Rainwater, Principal Accounting Officer, on October 23, 2019, pursuant to which the related Form 4 was inadvertently not reported until October 29, 2019.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Dixon Hughes Goodman LLP, certified public accountants, as the independent registered public accounting firm for the Company and the Bank for the current fiscal year ending December 31, 2020, subject to ratification by our shareholders. Dixon Hughes Goodman LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes Goodman LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process, including internal controls, on behalf of the Board of Directors. The Audit Committee is composed of four directors, each of whom is independent under SEC Rule 10A-3 and under The NASDAQ Stock Market listing standards applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

Management has the primary responsibility for our financial statements, internal controls, and financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2019 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the auditors with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report is provided by the following independent directors, who serve on the Audit Committee as of the date of this Proxy Statement and who served on the Audit Committee during 2019: Kevin P. Walker, Chairman, and Martin B. Davis.

Robert H. Demere, Jr. and Grey B. Murray, each of whom were independent directors, also served on the Audit Committee during 2019, but Mr. Murray ceased to be a memberof the Board of Directors and the Audit Committee on June 7, 2020 in connection with the Merger.  Mr. Demere remained on the Board of Directors but ceased to be a member of the Audit Committee on June 7, 2020 in connection with the merger. Charles W. McPherson and William K. Pou, Jr., each of whom are independent directors, joined the Board of Directors and Audit Committee on June 7, 2020 in connection with the Merger and did not participate in the Audit Committee’s recommendation to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

AUDIT AND OTHER FEES

The Audit Committee selected Dixon Hughes Goodman LLP as our Independent Registered Public Accounting Firm for the year ended December 31, 2019. Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2019	2018
Audit fees(1)	$948,175	$915,150
Audit related fees(2)	62,616	56,344
Tax fees(3)	—	79,050
All other fees(4)	—	—
Total Audit Fees	$1,010,791	$1,050,544

(1)	All fees related to the financial statement audit, required quarterly reviews of interim financial information, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.
(2)	Audit-related fees are for services rendered in connection with audits of our employee benefit plans and reports on compliance with mortgage servicing related standards.
(3)	Tax fees are for services rendered primarily in connection with research associated with various tax-related issues that affect the Company.
(4)	All other fees are for any other products and services provided.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes Goodman LLP during 2019. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will mail to shareholders who request them, these proxy materials and/or a copy of its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC. Further inquiries regarding the Annual Report on Form 10-K should be directed to: South State Corporation, 1101 First Street South, Winter Haven, Florida 33880, Attention: Beth S. DeSimone, Corporate Secretary.

OTHER BUSINESS

We do not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

ANNEX A

Amendment to the Articles of Incorporation to Eliminate the Classified Board

The following text is a comparison of Article Eleventh of the current Articles of Incorporation with the proposed amendments to eliminate the classified structure of the Board. The deletions to Article Eleventh are indicated with strikethroughs and the additions to Article Eleventh are underlined.

ELEVENTH: The Board of Directors of the corporation shall consist of a maximum of twenty (20) persons. Directors may increase membership on the Board up to this maximum, but may not do so once the maximum membership is reached. The ~~terms of the members of the~~ Board of Directors ~~elected at the first annual shareholders meeting shall be set so as to implement staggered terms, i.e., the terms of one-third (or as near one-third as possible) of the Directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the Directors~~ shall be elected ~~by a majority of the votes cast~~ at each annual meeting of ~~the~~ shareholders ~~or by similar vote at any special meeting called for the purpose,~~ to serve ~~three-year terms~~ a one-year term. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eleventh.

ANNEX B

SOUTH STATE CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED)

(Effective Date_____ ___, _____)1

1	If the shareholders of South State Corporation approve this amended and restated Employee Stock Purchase Plan, the effective date of this amended and restated Employee Stock Purchase Plan will be the date of such shareholder approval.

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ii

SOUTH STATE CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED)

(Effective Date _____ ___, ____)

ARTICLE I

BACKGROUND

1.1Establishment of the Plan.

South State Corporation, formerly known as First Financial Holdings, Inc., SCBT Financial Corporation, and First National Corporation (“South State”), established this stock purchase plan, now known as the “SOUTH STATE CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED)” (the “Plan”), effective for the twenty-year period commencing July 1, 2002, and terminating June 30, 2022, unless earlier terminated as provided in this document. The Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2Applicability of the Plan.

The provisions of this Plan are applicable only to certain individuals who, on the first day of each Option Period, are Employees of South State and its participating subsidiaries.

1.3Purpose.

The purpose of the Plan is to enhance the proprietary interest among the Employees of South State and its participating subsidiaries through ownership of South State Common Stock.

ARTICLE II

DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below:

2.1Administrator.

Administrator shall mean the person (who may be an officer or employee of South State) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2Beneficiary.

Beneficiary shall mean that person so designated by the Participant on a Request Form delivered to the Administrator. In the event that no validly designated Beneficiary is living at the time of a Participant’s death, the estate of the Participant shall be deemed the Participant’s Beneficiary.

2.3Board.

Board shall mean the board of directors of South State.

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2.4Code.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.5Committee.

Committee shall mean a committee designated by the Board to have the general responsibility for the administration of the Plan.

Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee’s determinations on the foregoing matters shall be conclusive.

2.6Common Stock.

Common Stock shall mean the Common Stock, par value $2.50 per share, of South State.

2.7Compensation.

Compensation shall mean, for any Participant for any payroll period, the Participant’s compensation which is subject to an election to defer under South State Corporation Employees’ Savings Plan.

2.8Date of Grant.

Date of Grant shall mean the first day of each Option Period.

2.9Employee.

Employee shall mean a person that is classified as an employee on the payroll records of an Employer (regardless of such person’s legal status or for the purpose of other laws relating to employees).

2.10Employer.

Employer shall mean South State and any Subsidiary that is designated by the Board as an employer participating in the Plan.

2.11Exercise Date.

Exercise Date shall mean the final day of each Option Period.

2.12Fair Market Value.

Fair Market Value of a share of Common Stock for each Option Period shall mean the closing price of the Common Stock on the Nasdaq Stock Market (or such other stock exchange or over-the-counter market which constitutes the primary market for the Common Stock) as of the last business day for which prices are available prior to the Date of Grant or the Exercise Date, as the case may be, for the purposes of Section 5.1.

2.13Option.

Option shall mean a right to purchase Common Stock under the Plan.

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2.14Option Period.

Option Period shall mean the first day through the final day of each calendar quarter that the Plan is in effect. The Plan may terminate during an Option Period as provided herein. For the purposes of this paragraph, each calendar year contains four calendar quarters. Such quarters commence on January 1, April 1, July 1 and October 1.

2.15Option Price.

Option Price for each Option Period shall mean the price at which Common Stock may be purchased on an Exercise Date under Section 5.1.

2.16Participant.

Participant shall mean any eligible Employee who has elected to participate in the Plan under Section 3.3.

2.17Plan.

Plan shall mean the South State Corporation 2002 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.18Request for Participation Form, or Request Form.

Request for Participation Form, or Request Form, shall mean an Employee’s enrollment form, containing such terms and provisions as may be required by the Administrator for each Option Period.

2.19Subsidiary.

Subsidiary shall mean any present or future corporation which is a “subsidiary corporation” of South State as defined in Code Section 424.

2.20Valuation Date.

Valuation Date shall mean those dates on which the Fair Market Value of the Common Stock is measured under Section 5.1 in order to determine the Option Price.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1Eligibility.

An Employee becomes eligible to participate in the Plan upon the first Date of Grant of an Option Period following the date upon which he or she is eligible to participate in the South State Corporation Employees’ Savings Plan; provided that such Employee is customarily scheduled to work at least 20 hours each week.

Notwithstanding the foregoing, no Employee shall be eligible to participate during any Option Period if, immediately after the Date of Grant for such Option Period, such Employee would own stock, within the meaning of Section 423(b)(3) of the Code, possessing five percent or more of the total combined voting power or value of all classes of stock of South State. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining

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stock ownership of any Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

3.2Leave of Absence.

For purposes of Sections 3.1, 6.3 and 7.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For the purpose of the Plan only, such individual’s employment with an Employer shall be deemed to have terminated at the close of business on the ninetieth day of such leave, unless the individual shall have returned to regular employment with an Employer prior to the close of business on such ninetieth day. Termination of any individual’s leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual’s employment with the Employer for all purposes of the Plan.

3.3Participation.

An Employee eligible to participate in the Plan under Section 3.1 for an Option Period may become a Participant in the Plan by completing and forwarding a Request Form to the Administrator by the date established by the Committee. Once a Request Form is executed by an eligible Employee and approved by the Administrator (or his or her designee), it shall remain in operation until superseded by a subsequent Request Form or until the Plan terminates. The Request Form shall authorize a regular payroll deduction, as defined in Section 6.1, from the Employee’s Compensation during the Option Period. In the event that a Participant completely discontinues his payroll deduction under Section 6.2, he shall be ineligible to participate until the Date of Grant following the six (6) month anniversary of the date he elected to discontinue his payroll deduction.

ARTICLE IV

STOCK AVAILABLE

4.1Number of Shares Available In General.

Subject to adjustment as provided in this Section 4.1 and in Section 4.2, an aggregate of One Million Four Hundred Thirty-Four Thousand and Ninety-Six  (1,434,096) shares of Common Stock shall be available for purchase pursuant to the provisions of the Plan. The shares may be authorized and unissued shares or may be shares issued and subsequently acquired by South State. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan.

4.2Adjustment In Event of Changes In Capitalization.

The aggregate number of shares of Common Stock reserved for purchase under the Plan, as provided in Section 4.1, and the calculation of the Option Price per share for Options granted but not yet exercised, shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend, stock split, or combination of shares, recapitalization or other change in South State’s capitalization, or other distribution with respect to holders of the Common Stock, in each case occurring after the effective date of this amendment and restatement, other than normal cash dividends. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and with a corresponding adjustment in the Option Price per share.

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4.3Shares Unavailable.

If, on any Exercise Date, the aggregate funds available for the purchase of Common Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan pursuant to Section 4.1, the following events shall occur:

(a)	The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;
(b)	The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and
(c)	Any balance remaining in each of the Participants’ accounts shall be refunded promptly.

ARTICLE V

OPTION PROVISIONS

5.1Option Price.

(a)	The Option Price of Common Stock purchased for a Participant on the Exercise Date of an Option Period commencing before July 1, 2009 shall be the lesser of:
(i)	85 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Option Period; or
(ii)	85 percent of the Fair Market Value of the Common Stock on the Exercise Date of the Option Period.
(b)	The Option Price of Common Stock purchased for a Participant on the Exercise Date of an Option Period commencing on or after July 1, 2009 shall be the lesser of:
(i)	95 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Option Period; or
(ii)	95 percent of the Fair Market Value of the Common Stock on the Exercise Date of the Option Period.
(c)	The dates at which the Fair Market Value is measured under this Section 5.1 shall be known as the “Valuation Date.”

5.2Calendar Year $25,000 Limit.

Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee, during any calendar year, to purchase Common Stock under this Plan, and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of South State and its Subsidiaries, having an aggregate fair market value, determined at the time of each Date of Grant during such calendar year, of more than $25,000.

5.3Fixed and Determinable Number of Shares.

Notwithstanding anything else contained herein, no Employee may be granted an Option to purchase more than Ten Thousand (10,000) shares of Common Stock during any Option Period.

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ARTICLE VI

PURCHASING COMMON STOCK

6.1Deductions from Payroll.

For each Option Period, an Employee eligible to participate in the Plan (under Section 3.1) may elect to participate by submitting a Request Form (under Section 3.3), in accordance with such rules as may be adopted by the Committee from time to time. The Request Form shall authorize a payroll deduction of any whole percentage of the Employee’s Compensation payable each pay period. The percentage authorized and elected under this paragraph shall not exceed 10%.

6.2Deduction and Contribution Changes and Discontinuance.

(a)	During an Option Period, a Participant may increase or decrease his or her payroll deduction by submitting to the Administrator an updated Request Form (under Section 3.3) in accordance with such rules as may be adopted by the Committee from time to time. Such Request Form shall authorize a payroll deduction of any whole percentage of the Employee’s Compensation payable each pay period. The percentage authorized and elected under this paragraph shall not exceed 10%. Such a change in payroll deduction shall be effective on the first pay period commencing in the month following receipt of the Request Form by the Administrator (or earlier if approved by the Administrator), and shall remain in effect as provided under Section 3.3.
(b)	A Participant may completely discontinue his or her payroll deduction at any time, by filing a new Request Form with the Administrator. A Request Form specifying a payroll deduction of 0% shall be deemed to be a complete discontinuance of payroll deduction. This discontinuance shall be effective on the first pay period commencing in the month following receipt of the Request Form by the Administrator (or earlier if approved by the Administrator), and shall remain in effect as provided under Section 3.3.
(c)	In the event that a Participant discontinues payroll deductions, such Participant may elect to have the balance in his or her account:
(i)	returned to the Participant pursuant to Section 7.1; or
(ii)	held under the Plan to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

6.3Leave of Absence; Transfer to Ineligible Status.

If a Participant goes on a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is not customarily scheduled to work at least 20 hours each week, such Participant shall no longer be eligible for payroll deductions under the Plan, except as otherwise provided in this Section 6.3.

With respect to his or her payroll deductions, such Participant shall have the right to elect to:

(i)	withdraw the balance in his or her account under Section 7.1; or
(ii)	discontinue payroll deductions under the Plan but remain a Participant in the Plan (unless such Participant is deemed to have terminated under Section 3.2, in which case such Participant shall be deemed to make an election under part (i) of this Section 6.3).

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If the Participant returns from a leave of absence before being deemed to have terminated employment with an Employer under Section 3.2, and again becomes a full-time Employee of an Employer customarily scheduled to work at least 20 hours each week, his or her payroll deductions shall automatically recommence at the percentage level in effect immediately before the leave of absence or disqualifying change in employment status (as applicable).

6.4Participant’s Account.

The Administrator shall establish an account in the name of each Participant. A Participant’s payroll deductions, as described above, shall be credited to the Participant’s account, without interest, until withdrawn, distributed, or used to purchase Common Stock under the Plan. All payroll deductions received or held by South State under the Plan may be used by South State for any corporate purpose, and South State shall not be obligated to segregate such payroll deductions.

6.5Automatic Exercise.

Unless a Participant’s account is distributed in cash as provided by the Plan, his or her Option shall be exercised automatically on the Exercise Date of the Option Period for the purchase of the number of shares of Common Stock which the accumulated balance in such Participant’s account at that time will purchase at the Option Price.

Prior to April 1, 2007, fractional shares shall not be issued or purchased under the Plan. In such an instance, if a Participant participates in the Plan for the following Option Period, any accumulated balance that would have been used to purchase a fractional share shall be applied to such Participant’s account for the following Option Period. Otherwise, any remaining balance will be returned to the Participant (or Beneficiary, as appropriate). Effective April 1, 2007, fractional shares may be issued and purchased under the Plan.

Within sixty days after the Exercise Date of each Option Period, each Participant participating in the Plan for such Option Period (or Beneficiary, as appropriate) shall receive a statement indicating the number of shares purchased for such Participant for such Option Period.

6.6Issuance of Shares and Shareholder Rights.

As soon as practicable after the Exercise Date of an Option Period, the Administrator shall cause the Company to issue the number of shares purchased for each Participant (or Beneficiary, as the case may be) for credit to the accounts of each Participant (or Beneficiary, as the case may be). Subject to applicable law, South State may issue such shares with or without a certificate, provided that a Participant (or his or her Beneficiary) may at any time request a certificate for such shares by written notice to the Administrator. As soon as practicable after the shares have been issued, the Administrator shall notify each Participant of the number of shares of Common Stock held in such account and of the appropriate account information. None of the rights or privileges of a shareholder of the Common Stock shall exist with respect to Common Stock purchased under the Plan unless and until the shares of Common Stock have been issued by the Company and either the Participant has become the beneficial owner of the Common Stock or the Participant has become the record owner of the Common Stock.

6.7Listing, Registration, and Qualification of Shares.

The granting of Options for, and the sale and delivery of, Common Stock under the Plan, shall be subject to the effecting by South State of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or market and under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body that the Committee deems necessary or desirable for the issue or purchase of the shares covered.

6.8Dividend Reinvestment Plan.

Until an election is made by a Participant (or his or her Beneficiary) to the contrary, each Participant shall be deemed to have elected to participate in the South State Corporation Dividend Reinvestment Plan (the “DRP”) with respect to dividends paid on shares of Common Stock issued by South State to such Participant under the Plan. A Participant (or

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his or her Beneficiary) may elect not to participate in the DRP by providing written notice of such election to the Administrator, and such election shall become effective for all dividends declared by South State after such election. A Participant who elects not to participate in the DRP may not thereafter elect to participate in such plan except in accordance with the terms and conditions of the DRP. Shares of Common Stock issued by South State under the Plan shall be treated as subject to the DRP until such election has become effective or such shares are sold, transferred or assigned by a Participant.

ARTICLE VII

WITHDRAWAL OF DEDUCTIONS; TERMINATION OF EMPLOYMENT

7.1Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status.

In the event that a Participant or his Beneficiary, as the case may be, elects to have the Participant’s account balance returned under the provisions of Section 6.2(c) (discontinued deduction), 6.3 (deemed termination or transfer to ineligible status), 7.3 (retirement or disability), or 7.4 (death), the balance in such Participant’s account shall be returned to the Participant, in cash as soon as practicable, upon the Participant’s written request received by the Administrator no later than the 15th day of the final calendar month of the current Option Period.

7.2Termination of Employment for Reasons Other Than Retirement, Disability, or Death.

If a Participant terminates employment with South State and the Subsidiaries for reasons other than retirement (voluntary termination of employment with South State and the Subsidiaries on or after age 65), disability as determined under South State’s long-term disability plan, or death, the balance in the Participant’s account shall be returned to the Participant in cash as soon as practicable, and such account balance shall not be used to purchase Common Stock under the Plan.

7.3Retirement or Disability.

In the event a Participant terminates employment with South State and the Subsidiaries by reason of retirement (as defined in Section 7.2) or disability as determined under South State’s long-term disability plan, the provisions of this Section 7.3 shall apply.

With respect to the balance of a Participant’s account, the Participant shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.3(i) or used under Section 7.3(ii). In the event that such election is not received by such date, the Participant shall be deemed to have elected distribution under Section 7.3(i). Pursuant to such election, the Participant’s account balance shall be:

(i)	returned to the Participant under the provisions of Section 7.1; or
(ii)	held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

7.4Death.

In the event a Participant dies during an Option Period, the provisions of this Section 7.4 shall apply.

With respect to the balance of a Participant’s account, the Beneficiary shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.4(i) or used under Section 7.4(ii). In the event that such election is not received by such

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date, the Beneficiary shall be deemed to have elected distribution under Section 7.4(i). Pursuant to such election, the Participant’s account balance shall be:

(i)	distributed to the Participant’s Beneficiary under the provisions of Section 7.1; or
(ii)	held under the Plan and used to purchase Common Stock for the Beneficiary under the automatic exercise provisions of Section 6.5.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1Amendment.

The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

(a)	Affect any right or obligation with respect to any grant theretofore made, unless required by law, or
(b)	Unless previously approved by the shareholders of South State (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange or market on which South State’s Common Stock is listed):
(i)	in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.2,
(ii)	increase the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 4.2), or
(iii)	materially increase the benefits to Participants under the Plan.

8.2Termination.

The Committee may terminate the Plan at any time in its sole and absolute discretion. Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances in Participants’ accounts shall be refunded promptly.

ARTICLE IX

MISCELLANEOUS

9.1Shareholder Approval.

The Plan shall be approved and ratified by the shareholders of South State, not later than 12 months after the Plan is approved by the Board of Directors, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall automatically terminate, all payroll deductions shall cease, and the balances in Participants’ accounts shall be promptly distributed to them. Any Common Stock issued for credit to the accounts of Participants (or to such Participants) prior to such date, however, shall remain the property of the Participants.

9.2Employment Rights.

Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained as an employee of South State or any Subsidiary or to interfere with the right of South State or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

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9.3Tax Withholding.

The Administrator shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax (including, without limitation, state and federal income tax and, if required by law or relevant IRS guidance, the Participant’s portion of FICA and FUTA tax) that it determines it is so obligated to collect with respect to the issuance of Options or Common Stock hereunder, or the subsequent exercise of such Options or the sale or disposition of such Common Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes.

9.4Rights Not Transferable.

No Option granted under the Plan is assignable or transferable by any Participant, other than by will or the laws of descent and distribution. Options granted to a Participant are only exercisable, during such Participant’s lifetime, by that Participant. A Participant’s unexercised Options, in the event that a Participant dies, shall be treated pursuant to the provisions of Section 7.4.

9.5Effect of Certain Transactions.

Subject to any required action by the shareholders, if South State shall be the surviving or resulting entity in any merger or share exchange, or if South State shall be a party to a merger or share exchange for the purpose of changing the jurisdiction of its incorporation, any Options granted hereunder shall pertain to and apply to the shares of stock of South State or the survivor. However, in the event of a dissolution or liquidation of South State, or of a merger or share exchange in which South State is not the surviving or resulting entity, or a sale of all or substantially all of the assets of South State, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger, share exchange or asset sale, and the balance then standing to the credit of each Participant in his or her account shall be refunded promptly.

9.6No Repurchase of Stock by South State.

South State is under no obligation to repurchase from any Participant, Beneficiary, or any other party, any shares of Common Stock acquired under the Plan.

9.7Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina except to the extent such laws are preempted by federal law.

IN WITNESS WHEREOF, South State Corporation has caused this plan document, as amended and restated, to be executed this ____th day of ____, _____.2

SOUTH STATE CORPORATION

By:

ATTEST:

By:

2	If the shareholders of South State Corporation approve this amended and restated Employee Stock Purchase Plan, this amended and restated Employee Stock Purchase Plan will executed effective as of the date of such shareholder approval.

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ANNEX C

SOUTH STATE CORPORATION

2020 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

This Plan has been established to attract, retain and motivate directors, officers, employees and consultants of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE II

DEFINITIONS

2.1	“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.
2.2	“Applicable Exchange” means the Nasdaq Global Select Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
2.3

“Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

2.4	“Board” means the board of directors of the Company.
2.5	“Cash Award” has the meaning set forth in Article X of this Plan.
2.6

“Cause” means, unless otherwise provided in an Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Cause:

(a)	the Participant’s failure to perform his or her responsibilities and duties or failure to comply with policies, standards and/or regulations of the Company or its Subsidiaries;
(b)	the commission of an act by the Participant constituting dishonesty or fraud in connection with the Participant’s employment with the Company or its Subsidiaries;
(c)	the Participant’s being arrested, indicted, or charged with a misdemeanor or felony;
(d)	the Participant’s habitual absenteeism;
(e)	the Participant is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs (under federal or state law), prescription drugs that have not been prescribed for the Participant, or other substances that have the potential to impair the Participant’s judgment or performance;
(f)	the commission of an act by the Participant involving gross negligence or moral turpitude that brings or could bring the Company or its Subsidiaries into public disrepute or disgrace or causes material harm to any customer relations, operations or business prospects of the Company or its Subsidiaries;
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(g)	bringing firearms or weapons into the workplace;
(h)	the Participant’s engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Company or its Subsidiaries;
(i)	the Participant’s engagement in conduct which is unbecoming to or inconsistent with the Participant’s duties and responsibilities;
(j)	the Participant engaging in sexual or any other form of illegal harassment or discrimination; or
(k)	the Participant’s breach or threatened breach of any of restrictive covenants set forth in a plan, agreement or arrangement of the Company or its Subsidiaries that is applicable to the Participant.

Notwithstanding the general rule of Section 3.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.7	“Change of Control” means the occurrence of the following:
(a)	any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;
(b)	the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Company’s outstanding voting securities; (ii) “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than thirty percent (30%) of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
(c)	during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director

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(other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or
(d)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
2.8

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

2.9	“Committee” means the compensation committee of the Board or such other committee of the Board as it may designate.
2.10	“Common Stock” means the common stock, $2.50 par value per share, of the Company.
2.11	“Company” means South State Corporation.
2.12

“Date of Grant” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Committee shall provide in such resolution.

2.13	“Director Programs” has the meaning set forth in Article V of this Plan.
2.14

“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

2.15	“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries.
2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17

“Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.

2.18

“Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price of a Share on the Applicable Exchange on the measurement date, or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code

2.19	“Full-Value Award” means any Award other than an Option or SAR.
2.20

“Good Reason” means, unless otherwise provided in an Agreement, (x) “Good Reason” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or

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if it does not define Good Reason:  without the Participant’s express written consent the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Participant notifies the Company in writing of the existence of such circumstances as hereinafter provided:

(a)	A material diminution in the Participant’s authority, duties, or responsibilities immediately prior to such diminution;
(b)	A material diminution in the budget (if any) over which the Participant retains authority;
(c)	A material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control or as it may be increased from time to time, except for across-the-board salary reductions for similarly situated management personnel of the Company and its Subsidiaries;
(d)	The Company’s requiring the Participant to be based anywhere other than more within fifty (50) miles of his last assigned area of responsibility, except for required travel on Company business; or
(e)	Any action or inaction that constitutes a material breach by the Company or its Subsidiaries of an agreement between the Participant and the Company or its Subsidiaries.

The Participant shall notify the Company in writing that the Participant believes that one or more of the circumstances described above exists, and of the Participant’s intention to effect a Termination of Service for Good Reason as a result thereof, within ninety (90) days of the time that the Participant gains knowledge of such circumstances. The Participant shall not effect such Termination of Service until thirty (30) days after the Participant delivers the notice described in the preceding sentence, and the Participant may do so only if the circumstances described in such notice have not been corrected in all material respects by the Company and its Subsidiaries.

2.21	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.22

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or its Subsidiaries. If a Participant is party to both an employment agreement and a change of control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control agreement shall be the relevant “Individual Agreement” after a Change of Control.

2.23	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
2.24	“Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.
2.25

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

2.26	“Participant” means an Eligible Individual who has received an Award.
2.27

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. Such goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the Committee):  stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, operating earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth,

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liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

2.28	“Plan” means the South State Corporation 2020 Omnibus Incentive Plan.
2.29	“Restricted Stock” means an Award granted pursuant to Article VII of this Plan.
2.30	“Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.
2.31	“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.
2.32

“SAR” means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of Shares at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.

2.33	“Share” means a share of Common Stock.
2.34

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

2.35	“Term” has the meaning set forth in Section 6.5 of this Plan.
2.36

“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (a) if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (b) a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

ARTICLE III

ADMINISTRATION

3.1

Committee. This Plan shall be administered by the Committee, which shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the terms and

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conditions of this Plan, the Committee shall have absolute authority to grant Awards to Eligible Individuals pursuant to the terms of this Plan. Among other things, the Committee shall have the authority, subject to the terms of this Plan, to take the following actions:

(a)	select the Eligible Individuals who shall receive Awards;
(b)	determine the number of Shares to be covered by each Award or the amount of cash or other property subject to an Award not denominated in Shares;
(c)	approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;
(d)	modify, amend or adjust the terms and conditions (including any Performance Goals) of any Award;
(e)	determine to what extent and under what circumstances Shares, cash or other property payable with respect to an Award shall be deferred;
(f)	determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(g)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(h)	establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(i)	interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto);
(j)	decide all other matters that must be determined in connection with an Award; and
(k)	otherwise administer this Plan.
3.2	Procedures.
(a)	The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent not prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(b)	Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
3.3

Discretion of the Committee. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.

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3.4

Section 16(b). The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

ARTICLE IV

GENERAL TERMS OF AWARDS

4.1	Eligibility. Any Eligible Individual may receive one or more Awards as determined by the Committee.
4.2

Awards. Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The effectiveness of an Award shall be subject to the Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement. Agreements may be amended only in accordance with Section 12.3.

4.3

Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.

4.4

Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1

Plan Maximums. The total number of Shares available for delivery pursuant to Awards granted under this Plan is 1,500,000 Shares, plus any Shares available for the grant of awards under the 2019 Plan as of the Effective Date. Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,500,000 Shares. Such maximum numbers of Shares is subject to adjustment as provided in Article XI. From and following the Effective Date, no new awards will be granted under any Prior Plans, it being understood that (a) awards outstanding under any Prior Plan as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided,  however, that dividend equivalents may continue to be issued under the Company’s Prior Plans in respect of awards granted under such plans that are outstanding as of the Effective

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Date. “Prior Plans” means the Company’s 2019 Omnibus Incentive Plan (the “2019 Plan”), 2012 Omnibus Stock and Performance Plan (as amended and restated effective as of April 20, 2017), and 2004 Stock Incentive Plan.

5.2

Director Limit. Notwithstanding any provisions to the contrary in this Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs to any individual, non-employee director for any single calendar year beginning on or after January 1, 2020 shall not exceed $200,000; provided,  however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director).

5.3

Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1. Shares purchased on the open market with the proceeds of the exercise price of an Option or SAR shall not be available for issuance in connection with other Awards under this Plan.

5.4

Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall be permissible only if sufficient Shares are available under this Article V for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of cash-settled Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1

Grants. The Committee shall specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option.

6.2

Incentive Stock Options and Non-Qualified Stock Options. The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.3

Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who

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at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.

6.4

Vesting. The Committee may prescribe that a Participant’s rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.

6.5

Exercise. The period in which an Option or SAR may be exercised (the “Term”) shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option or SAR. Subject to the terms of this Plan, a vested Option or SAR may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided,  however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with this Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised.

6.6

Method of Exercise. Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion. If approved by the Committee, payment in full or in part may be made as follows:

(a)	In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;
(b)	To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate Exercise Price, and any applicable Federal, state, local or foreign withholding taxes; provided that, to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or
(c)	By instructing the Company to withhold a number of unrestricted Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

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6.7

Delivery; Shareholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option or a SAR until such Option or SAR is exercised and such Shares are issued.

6.8

Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Article X.

6.9

Prohibition on Repricing.  In no event may any Option or SAR granted under this Plan be amended, other than pursuant to Article XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.

ARTICLE VII

RESTRICTED STOCK

7.1

Nature of Award. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.

7.2

Book Entry Registration or Certificated Shares. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the South State Corporation 2020 Omnibus Incentive Plan and the applicable award agreement, dated as of            ,            .   Copies of such plan and award agreement are on file at the offices of South State Corporation, 1101 First Street South, Winter Haven, FL 33880.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3       Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions:

(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction

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Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
7.4

Shareholder Rights. Except as otherwise provided in this Plan and the applicable Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock that are subject to Performance Goals shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1

Nature of Award. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.

8.2	Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
8.3

Shareholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units. Subject to Section 5.4, the Committee may provide for dividend equivalents or the adjustment of an Award of Restricted Stock Units to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares; provided, however, that dividend equivalents credited with respect to any Award of Restricted Stock Units shall be subject to the same vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1	Other Stock-Based Awards. The Committee may grant to Eligible Individuals Other Stock-Based Awards, either alone or in conjunction with other Awards granted under this Plan.
9.2

Cash Awards. The Committee may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

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ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1

Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

10.2

Share Changes. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.

10.3

Performance Goals. The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission.

10.4

Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing:  any adjustments made pursuant to this Article XI to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or

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(ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

ARTICLE XI

CHANGE OF CONTROL

11.1

Impact of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise provided in the applicable Agreement: (a) all then-outstanding Options and SARs shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.2 (any award meeting the requirements of Section 11.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any performance-based Full-Value Award or Cash Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

11.2

Replacement Awards. An Award shall meet the conditions of this Section 11.2 (and hence qualify as a Replacement Award) if:  (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change of Control, as determined by the Committee in its sole discretion consistent with Section 10.1; (c) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 11.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

11.3       Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Agreement, upon a Termination of Service of a Participant by the Company other than for Cause or by the Participant for Good Reason, in each case, within twenty-four (24) months following a Change of Control, all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change of Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

11.4       Section 409A of the Code. Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change of Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this Section 11.4 shall have no bearing on

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whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1       Effective Date. This Plan was approved by the Board on July 30, 2020, subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

12.2       Duration of Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.

12.3       Amendments. The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or as contemplated by Section 6.9.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1       Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. This Plan does not constitute a contract of employment, and selection as a Participant shall not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

13.2       Clawback Policy. An Award shall be subject to the terms of any clawback or recoupment policy that the Company may adopt that, by its terms, is applicable such Award.

13.3       Taxes

(a)	Withholding. All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares, cash or other property under this Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan.
(b)	Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered

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in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death.

13.4       Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.

13.5       Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

13.6       Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

[End of Plan Document]

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by September 29, 2020 at 11:59 p.m., EST Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/SSB or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SSB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of the persons named as the Board of Directors’ nominees for election to the Board of Directors; and For Withhold For Withhold For Withhold 01 - Robert R. Hill, Jr. 02 - Jean E. Davis 03 - Martin B. Davis 04 - John H. Holcomb III 05 - Charles. W. McPherson 06 - Ernest S. Pinner 07 - G. Ruffner Page, Jr. 08 - Joshua A. Snively 09 - John C. Corbett 10 - William K. Pou, Jr. 11 - David G. Salyers For Against Abstain ForAgainst Abstain 2. Approval of an amendment to South State Corporation’s Articles of Incorporation to eliminate the classified structure of the Board of Directors; and 3. Approval of the amendment and restatement of South State Corporation’s Employee Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the plan by up to 1,400,000 shares; and 4. Approval of the 2020 Omnibus Incentive Plan; and 5. Approval, as an advisory, non-binding vote, of the compensation of our named executive officers; and 6. Ratification, as an advisory, non-binding vote, of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. MMMMMMM 03AVJA C 1234567890 J N T 7 2 3 0 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 4 MMMMMMMMM A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6. 2020 Annual Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/SSB q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited by Board of Directors for Annual Meeting — September 30, 2020 Beth S. DeSimone and Stephen D. Young and each of them, each with the power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of South State Corporation (the “Company”) held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on September 30, 2020, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on reverse side) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Proxy - South State Corporation Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SSB